Exhibit 10.2

GALECTO, INC.

2020 EQUITY INCENTIVE PLAN

SECTION 1.
GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Galecto, Inc. 2020 Equity Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable Employees, Non-Employee Directors and Consultants of Galecto, Inc., a Delaware corporation (including any successor entity, the “Company”) and its Affiliates upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business, to provide eligible persons to acquire a proprietary interest in the Company as an incentive to remain in the service of the Company. It is further anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company. This Plan supersedes the Galecto, Inc. 2020 Stock Option and Grant Plan (the “Prior Plan”), from which no new grants shall be made. All awards forfeited pursuant to the terms of the Prior Plan shall be returned to the pool to be granted pursuant to Section 3(a) of the Plan.

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” means either (x) the Board, (y) the compensation committee of the Board or (z) a similar committee performing the functions of the compensation committee, which committee shall be, for any actions taken at or following the Registration Date, comprised of not less than two Non-Employee Directors who are independent.

“Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Act. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards, Cash-Based Awards, and Dividend Equivalent Rights.

“Award Agreement” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Agreement is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.

“Cause” shall have the meaning set forth in a Grantee’s employment agreement or consulting agreement, if any, unless otherwise set forth in the applicable Award Agreement or, in the case that no employment agreement, consulting agreement, or Award Agreement contains a definition of “Cause,” it shall mean (i) the Grantee’s dishonest statements or acts with respect to the Company or any Affiliate of the Company, or any current or prospective customers, suppliers vendors or other third parties with which such entity does business; (ii) the Grantee’s commission of (A) a felony or (B) any misdemeanor involving moral turpitude, deceit, dishonesty or fraud; (iii) the Grantee’s failure to perform his assigned duties and responsibilities to the reasonable satisfaction of the Company which failure continues, in the reasonable judgment of the Company, after written notice given to the Grantee by the Company; (iv) the Grantee’s gross negligence, willful misconduct or insubordination with respect to the Company or any Affiliate of the Company; or (v) the Grantee’s material violation of any provision of any agreement(s) between the Grantee and the Company relating to non-competition, non-solicitation, non-disclosure and/or assignment of inventions.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Consultant” means a natural person who is a consultant or adviser to the Company or an Affiliate.

“Dividend Equivalent Right” means an Award entitling the Grantee to receive credits based on ordinary cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the Grantee.

“Effective Date” means the date on which the Plan becomes effective as set forth in Section 19.

“Employee” means each employee of the Company or an Affiliate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator in accordance with Section 409A; provided, however, that if the Stock is listed on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), NASDAQ Global Market, The New York Stock Exchange or another national securities exchange or traded on any established market, the determination shall be made by reference to the last sales price on the date immediately preceding such given date; provided further, however, that if the date for which Fair Market Value is determined is the Registration Date, the Fair Market Value shall be the “Price to the Public” (or equivalent) set forth on the cover page for the final prospectus relating to the Company’s initial public offering.

“Good Reason” shall have the meaning set forth in a Grantee’s employment agreement or consulting agreement, if any, unless otherwise set forth in the applicable Award Agreement or, in the case that no employment agreement, consulting agreement, or Award Agreement contains a definition of “Good Reason,” it shall mean (i) a material diminution in the Grantee’s base salary except for across-the-board salary reductions similarly affecting all or substantially all similarly situated Employees of the Company or (ii) a change of more than 50 miles in the geographic location at which the Grantee provides services to the Company; provided, that any claim for “Good Reason” shall be deemed waived unless (x) the Grantee provides written notice to the Company within 30 days following the initial occurrence of any such event, (y) the Company fails to cure such event within 30 days of such written notice, and (z) such Grantee actually terminates employment or service within five business days of the conclusion of such cure period.

“Grantee” means an Employee, a Non-Employee Director, or a Consultant that has been granted an Award under the Plan.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Employee Director” means a member of the Board who is not also an Employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Registration Date” means the date upon which the registration statement on Form S-1 that is filed by the Company with respect to its initial public offering is declared effective by the Securities and Exchange Commission.

“Restricted Shares” means the shares of Stock underlying a Restricted Stock Award that remain subject to a risk of forfeiture or the Company’s right of repurchase.

“Restricted Stock Award” means an Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Restricted Stock Units” means an Award of stock units subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Sale Event” shall mean (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the Stock of the Company to an unrelated person, entity or group thereof acting in concert, or (iv) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company; provided, however, that in the event an Award is subject to Section 409A, no such event shall constitute a payment event unless such event is also a change of control event as defined by Section 409A.

“Sale Price” means the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Sale Event.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Service Relationship” means any relationship as an Employee, Non-Employee Director or Consultant of the Company or any Affiliate (e.g., a Service Relationship shall be deemed to continue without interruption in the event an individual’s status changes from full-time Employee to part-time Employee or Consultant). Notwithstanding anything to the contrary contained in the Plan, an Award Agreement, or otherwise, the following shall not constitute a termination of a Grantee’s Service Relationship: (i) a transfer to the service of the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another Affiliate or (ii) an approved leave of absence for military service or sickness, or for any other purpose approved by the Administrator, if the individual’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

“Stock” means the Common Stock, par value $0.00001 per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means an Award entitling the recipient to receive shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Agreement) having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.

“Ten Percent Owner” means an Employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

“Unrestricted Stock Award” means an Award of shares of Stock free of any restrictions.

SECTION 2.
ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS
(a)
Administration of Plan. The Plan shall be administered by the Administrator.
(b)
Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:
(i)
to select the individuals to whom Awards may from time to time be granted;

(ii)
to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Cash-Based Awards, and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more Grantees;
(iii)
to determine the number of shares of Stock to be covered by any Award and, subject to the provisions of the Plan, the price, exercise price, conversion ratio or other price relating thereto;
(iv)
to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and Grantees, and to approve the forms of Award Agreements;
(v)
to accelerate at any time the exercisability or vesting of all or any portion of any Award;
(vi)
to impose any limitations and/or vesting conditions on Awards;
(vii)
subject to the provisions of Sections 5(c) and 6(d) and any restrictions imposed by Section 409A, to extend at any time the period in which Stock Options or Stock Appreciation Rights may be exercised; and
(viii)
at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Grantees.

(c)
Delegation of Authority to Grant Awards. Subject to applicable law, the Administrator, in its discretion, may delegate to a committee consisting of one or more officers of the Company including the Chief Executive Officer (the “CEO”) of the Company or a committee consisting of the CEO or one or more other officers of the Company (the CEO or such committee, as applicable, the “Officer Committee”) all or part of the Administrator’s authority and duties with respect to the granting of Awards (the “Delegated Awards”) to individuals who are (i) not subject to the reporting and other provisions of Section 16 of the Exchange Act and (ii) not members of the delegated committee. Any such delegation by the Administrator shall include a limitation as to the amount of Stock underlying Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time, but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan. Additionally, in order to evidence the Officer Committee’s approval of Delegated Award grants pursuant to any delegation of authority, the Company shall compile a record prior to each grant date documenting the Offer Committee’s approval of

Delegated Award grants. Such record will list the name of each grantee, the type and amount of Delegated Awards approved for grant (including, if applicable, the exercise prices), the grant date, the vesting schedule for the Delegated Awards and any other non-standard material terms.
(d)
Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.
(e)
Indemnification. Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.
(f)
Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Affiliates operate or have Employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Affiliates shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.
SECTION 3.
STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION
(a)
Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 1,685,861 shares (the “Initial Limit”), subject to adjustment as provided in this Section 3, plus on January 1, 2021 and each January 1 thereafter, the number of shares of Stock reserved and available for issuance under the Plan shall be cumulatively increased by 5 percent of the number of shares of Stock issued and outstanding on the immediately preceding December 31 (the “Annual Increase”). Subject to such overall limitation, the maximum aggregate number of shares of Stock that may be issued in the form of Incentive Stock Options shall not exceed the Initial Limit cumulatively increased on January 1, 2021 and on each January 1 thereafter by the lesser of the Annual Increase for such year or 1,404,884 shares of Stock, subject in all cases to adjustment as provided in this Section 3. For purposes of this limitation, the shares of Stock underlying any awards under the Plan and under the Company’s Prior Plan that are forfeited, canceled or otherwise terminated shall be added back to the shares of Stock available for issuance under the Plan and, to the extent permitted under Section 422 of the Code and the regulations promulgated thereunder, the shares of Stock that may be issued as Incentive Stock Options. In the event the Company repurchases shares of Stock on the open market, such shares shall be added to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.
(b)
Changes in Stock. Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iii) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (iv) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of shares subject to Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.
(c)
Mergers and Other Transactions. In the case of and subject to the consummation of a Sale Event, the parties thereto may cause the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree. To the extent the parties to such Sale Event do not provide for the assumption, continuation or substitution of Awards, upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate. In such case, except as may be otherwise provided in the relevant Award Agreement, all Options and Stock Appreciation Rights with time-based vesting conditions or restrictions that are not vested and/or exercisable immediately prior to the effective time of the Sale Event shall become fully vested and exercisable as of the effective time of the Sale Event, all other Awards with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of the Sale Event, and all Awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with a Sale Event in the Administrator’s discretion or to the extent specified in the relevant Award Agreement. In the event of such termination, (i) the Company shall have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the Grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights (provided that, in the case of an Option or Stock Appreciation Right with an exercise price equal to or greater than the Sale Price, such Option or Stock Appreciation Right shall be cancelled for no consideration); or (ii) each Grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights (to the extent then exercisable) held by such Grantee. The Company shall also have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the Grantees holding other Awards in an amount equal to the Sale Price multiplied by the number of vested shares of Stock under such Awards.
(d)
Maximum Awards to Non-Employee Directors. Notwithstanding anything to the contrary in this Plan, neither (i) the value of all equity- and equity-based Awards awarded under this Plan at or following the Registration Date paid by the Company to any Non-Employee Director for service as a Non-Employee Director in any calendar year, shall exceed $500,000 nor (ii) shall the value of all Awards awarded under this Plan at or following the Registration Date paid by the Company to any Non-Employee Director for service as a Non-Employee Director, when combined with any additional cash amounts (including retainers) paid to such person in any calendar year, exceed $750,000 (the “Director Limit”), provided, however, that the Director Limit shall be doubled in the case of (i) the Chairman of the Board or (ii) in any Non-Employee Director’s first year of service as a Non-Employee Director. For the purpose of this limitation, the value of any Award shall be its grant date fair value, as determined in accordance with ASC 718 or successor provision but excluding the impact of estimated forfeitures related to service-based vesting provisions.
SECTION 4.
ELIGIBILITY

Grantees under the Plan will be such full- or part-time Employees, Non-Employee Directors or Consultants of the Company and its Affiliates as are selected from time to time by the Administrator in its sole discretion; provided that Awards may not be granted to Employees, Directors or Consultants who are providing services only to any “parent” of the Company, as such term is defined in Rule 405 of the Act, unless (i) the stock underlying the Awards is treated as “service recipient stock” under Section 409A or (ii) the Company has determined that such Awards are exempt from or otherwise comply with Section 409A.

SECTION 5.
STOCK OPTIONS
(a)
Award of Stock Options. The Administrator may grant Stock Options under the Plan. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to Employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable.

(b)
Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the exercise price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date. To the extent any Stock Options are issued with respect to, in exchange for, or as a substitute for previously held awards or rights (hereinafter, the “Replaced Awards”), such Stock Options shall comply with applicable law relating to such issuance, exchange, or substitution, and such Stock Options shall otherwise be generally subject to the terms of the Plan; provided, however, that the Administrator shall have discretion to modify the terms of such Stock Options to comply with applicable law relating to such issuance, exchange, or substitution, including (without limitation) that the terms of any such Stock Options may vary from the provisions of the Plan to the extent such variances comply with Treasury Regulation 1.424-1, and, in addition, to the extent any such Stock Options (including the applicable Award Agreement and/or the Plan) provide for additional benefits that were not provided under the Replaced Awards, such additional benefits shall be rendered null and void ab initio with respect to such Stock Options.
(c)
Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.
(d)
Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Award Agreement may permit a Grantee to exercise all or a portion of a Stock Option immediately at grant; provided that the shares of Stock issued upon such exercise shall be subject to restrictions and a vesting schedule identical to the vesting schedule of the related Stock Option, such shares of Stock shall be deemed to be Restricted Shares for purposes of the Plan, and the Grantee may be required to enter into an additional or new Award Agreement as a condition to exercise of such grant date. The Administrator may, pursuant to Section 2(b)(v), at any time accelerate the exercisability of all or any portion of any Stock Option. A Grantee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.
(e)
Method of Exercise. Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods except to the extent otherwise provided in the Award Agreement:
(i)
In cash, by certified or bank check or other instrument acceptable to the Administrator;
(ii)
Through the delivery (or attestation to the ownership following such procedures as the Company may prescribe) of shares of Stock that are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;
(iii)
By the Grantee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the Grantee chooses to pay the purchase price as so provided, the Grantee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company shall prescribe as a condition of such payment procedure; and/or
(iv)
With respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.

Payment instruments will be received subject to collection. The transfer to the Grantee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the Grantee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Award Agreement or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the Grantee). In the event a Grantee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the Grantee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

(f)
Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by a Grantee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.
SECTION 6.
STOCK APPRECIATION RIGHTS
(a)
Award of Stock Appreciation Rights. The Administrator may grant Stock Appreciation Rights under the Plan. A Stock Appreciation Right is an Award entitling the recipient to receive shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Agreement) having a value equal to the excess of the Fair Market Value of a share of Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.
(b)
Exercise Price of Stock Appreciation Rights. The exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant.
(c)
Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.
(d)
Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined on the date of grant by the Administrator. The term of a Stock Appreciation Right may not exceed ten years. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and Grantees.
SECTION 7.
RESTRICTED STOCK AWARDS
(a)
Nature of Restricted Stock Awards. The Administrator may grant Restricted Stock Awards under the Plan. A Restricted Stock Award is any Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives, including, without limitation, the following: cash flow (including, but not limited to, operating cash flow and free cash flow); research and development, publication, clinical and/or regulatory milestones; earnings before interest, taxes, depreciation and amortization; net income (loss) (either before or after interest, taxes, depreciation and/or amortization); changes in the market price of Stock; economic value-added; acquisitions or strategic transactions, including licenses, collaborations, joint ventures or promotion arrangements; operating income (loss); return on capital, assets, equity, or investment; total stockholder returns; coverage decisions; productivity; expense efficiency; margins; operating efficiency; working capital; earnings (loss) per share of Stock; sales or market shares; number of prescriptions or prescribing physicians; revenue; corporate revenue; operating income and/or net annual recurring revenue; or any other performance goal selection by the Administrator, any of which may be (A) measured in absolute terms or compared to any incremental increase, (B) measured in terms of growth, (C) compared to another company or companies or to results of a peer group, (D) measured against the market as a whole and/or as compared to applicable market indices and/or (E) measured on a pre-tax or post-tax basis (if applicable). Further, any such goals may be used to measure the performance of the Company as a whole or a business unit or other segment of the Company, or one or more product lines or specific markets.
(b)
Rights as a Stockholder. Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a Grantee shall have the rights of a stockholder with respect to the voting of the Restricted Shares and receipt of dividends; provided that any dividends paid by the Company during the period upon which applicable restriction lapse shall accrue and shall not be paid to the Grantee until and to the extent the restrictions lapse with respect to the Restricted Stock Award. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Shares shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Shares are vested as provided in Section 7(d) below, and (ii) certificated Restricted Shares shall remain in the possession of the Company until such Restricted Shares are vested as provided in Section 7(d) below, and the Grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.
(c)
Restrictions. Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the applicable Award Agreement. Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 16 below, in writing after the Award is issued, if a Grantee’s employment (or other Service Relationship) with the Company and its Affiliates terminates for any reason, any Restricted Shares that have not vested at the time of termination shall automatically and without any requirement of notice to such Grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such Grantee or such Grantee’s legal representative simultaneously with such termination of employment (or other Service Relationship), and thereafter shall cease to represent any ownership of the Company by the Grantee or rights of the Grantee as a stockholder. Following such deemed reacquisition of Restricted Shares that are represented by physical certificates, a Grantee shall surrender such certificates to the Company upon request without consideration.
(d)
Vesting of Restricted Shares. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Shares and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Shares and shall be deemed “vested.”
SECTION 8.
RESTRICTED STOCK UNITS
(a)
Nature of Restricted Stock Units. The Administrator may grant Restricted Stock Units under the Plan. A Restricted Stock Unit is an Award of stock units that may be settled in shares of Stock (or cash, to the extent explicitly provided for in the Award Agreement) upon the satisfaction of such restrictions and conditions at the time of grant. Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and Grantees. Except in the case of Restricted Stock Units with a deferred settlement date that complies with Section 409A, at the end of the vesting period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Stock (or, if determined by Administrator, in cash in lieu of Stock,). Restricted Stock Units with deferred settlement dates are subject to Section 409A and shall contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order to comply with the requirements of Section 409A.
(b)
Election to Receive Restricted Stock Units in Lieu of Compensation. The Administrator may, in its sole discretion, permit a Grantee to elect to receive a portion of future cash compensation otherwise due to such Grantee in the form of an award of Restricted Stock Units. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the Grantee elects to defer shall be converted to a fixed number of Restricted Stock Units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the Grantee if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate. Any Restricted Stock Units that are elected to be received in lieu of cash compensation shall be fully vested, unless otherwise provided in the Award Agreement.
(c)
Rights as a Stockholder. A Grantee shall have the rights as a stockholder only as to shares of Stock acquired by the Grantee upon settlement of Restricted Stock Units; provided, however, that the Grantee may be credited with Dividend Equivalent Rights with respect to the stock units underlying his Restricted Stock Units, subject to the provisions of Section 11 and such terms and conditions as the Administrator may determine.
(d)
Termination. Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 16 below, in writing after the Award is issued, a Grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the Grantee’s termination of employment (or cessation of Service Relationship) with the Company and its Affiliates for any reason.
SECTION 9.
UNRESTRICTED STOCK AWARDS

Grant or Sale of Unrestricted Stock. The Administrator may grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan. An Unrestricted Stock Award is an Award pursuant to which the Grantee may receive shares of Stock free of any restrictions under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such Grantee.

SECTION 10.
CASH-BASED AWARDS

Grant of Cash-Based Awards. The Administrator may grant Cash-Based Awards under the Plan. A Cash-Based Award is an Award that entitles the Grantee to a payment in cash upon the attainment of specified performance goals. The Administrator shall determine the duration of the Cash-Based Award (which may be quarterly, annual, or any other short- or long-term period), the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash. Notwithstanding anything to the contrary in the Plan, Cash-Based Awards may be paid pursuant to a subplan or policy, and may be granted from time to time with or with an Award Agreement.

SECTION 11.
DIVIDEND EQUIVALENT RIGHTS
(a)
Dividend Equivalent Rights. The Administrator may grant Dividend Equivalent Rights under the Plan. A Dividend Equivalent Right is an Award entitling the Grantee to receive credits based on ordinary cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other Award to which it relates) if such shares had been issued to the Grantee. A Dividend Equivalent Right may be granted hereunder to any Grantee as a component of an award of Restricted Stock Units or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Agreement. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be accrued or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of an Award of Restricted Stock Units shall provide that such Dividend Equivalent Right shall be settled only upon settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award.
(b)
Termination. Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 16 below, in writing after the Award is issued, a Grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon the Grantee’s termination of employment (or cessation of Service Relationship) with the Company and its Affiliates for any reason.
SECTION 12.
Transferability of Awards
(a)
Transferability. Except as provided in Section 12(b) below, during a Grantee’s lifetime, his or her Awards shall be exercisable only by the Grantee, or by the Grantee’s legal representative or guardian in the event of the Grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a Grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.
(b)
Administrator Action. Notwithstanding Section 12(a), the Administrator, in its discretion, may provide either in the Award Agreement regarding a given Award or by subsequent written approval that the Grantee (who is an Employee or Non-Employee Director) may transfer his or her Non-Qualified Stock Options to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award. In no event may an Award be transferred by a Grantee for value.
(c)
Family Member. For purposes of Section 12(b), “family member” shall mean a Grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Grantee’s household (other than a tenant of the Grantee), a trust in which these persons (or the Grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than 50 percent of the voting interests.
(d)
Designation of Beneficiary. To the extent permitted by the Company, each Grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the Grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased Grantee, or if the designated beneficiaries have predeceased the Grantee, the beneficiary shall be the Grantee’s estate.
SECTION 13.
TAX WITHHOLDING
(a)
Payment by Grantee. Each Grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the Grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Grantee. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any Grantee is subject to and conditioned on tax withholding obligations being satisfied by the Grantee.
(b)
Payment in Stock. The Administrator may require the Company’s tax withholding obligation to be satisfied, in whole or in part, by the Company withholding from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due; provided, however, that the amount withheld does not exceed the maximum statutory tax rate or such lesser amount as is necessary to avoid liability accounting treatment. For purposes of share withholding, the Fair Market Value of withheld shares shall be determined in the same manner as the value of Stock includible in income of the Grantees. The Administrator may also require the Company’s tax withholding obligation to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares of Stock issued pursuant to any Award are immediately sold and proceeds from such sale are remitted to the Company in an amount that would satisfy the withholding amount due.

SECTION 14.
Section 409A awards

Awards are intended to be exempt from Section 409A to the greatest extent possible and to otherwise comply with Section 409A. The Plan and all Awards shall be interpreted in accordance with such intent. To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a Grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the Grantee’s separation from service, or (ii) the Grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any 409A Award may not be accelerated except to the extent permitted by Section 409A.

SECTION 15.
TERMINATION OF SERVICE RELATIONSHIP, TRANSFER, LEAVE OF ABSENCE, ETC.
(a)
Termination of Service Relationship. If the Grantee’s Service Relationship is with an Affiliate and such Affiliate ceases to be an Affiliate, the Grantee shall be deemed to have terminated his or her Service Relationship for purposes of the Plan.
(b)
For purposes of the Plan, the following events shall not be deemed a termination of a Service Relationship:
(i)
a transfer to the employment of the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another; or
(ii)
an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.
SECTION 16.
AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall materially and adversely affect rights under any outstanding Award without the holder’s consent. For the avoidance of doubt, the Administrator may, without stockholder approval, exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect repricing through cancellation and re-grants or cancellation of Stock Options or Stock Appreciation Rights in exchange for cash or other Awards. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, Plan amendments shall be subject to approval by Company stockholders.

Nothing in this Section 16 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(b) or 3(c).

SECTION 17.
STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a Grantee, a Grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 18.
GENERAL PROVISIONS
(a)
No Distribution. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.
(b)
Issuance of Stock. To the extent certificated, stock certificates to Grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the Grantee, at the Grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the Grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the Grantee, at the Grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any evidence of book entry or certificates evidencing shares of Stock pursuant to the exercise or settlement of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. Any Stock issued pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate or notations on any book entry to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.
(c)
Stockholder Rights. Until Stock is deemed delivered in accordance with Section 18(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the Grantee with respect to an Award.
(d)
Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any Employee any right to continued employment with the Company or any Subsidiary.
(e)
Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.
(f)
Clawback Policy. A participant’s rights with respect to any Award hereunder shall in all events be subject to (i) any right that the Company may have under any Company recoupment policy or other agreement or arrangement with a participant, or (ii) any right or obligation that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission.
SECTION 19.
EFFECTIVE DATE OF PLAN

This Plan shall become effective upon adoption by the Board and shall be approved by stockholders in accordance with applicable state law, the Company’s bylaws and articles of incorporation, and applicable stock exchange rules. No grants of Stock Options and other Awards may be made hereunder after the tenth anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the Plan is approved by the Board.

SECTION 20.
GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of Delaware, applied without regard to conflict of law principles.

DATE APPROVED BY BOARD OF DIRECTORS: October 20, 2020

DATE APPROVED BY STOCKHOLDERS: October 20, 2020

INCENTIVE STOCK OPTION AGREEMENT
UNDER THE GALETCO, INC.
2020 EQUITY INCENTIVE PLAN

Name of Grantee:
No. of Option Shares:		(the “Option Shares”)
Option Exercise Price per Share:	$	(the “Exercise Price”)
Grant Date:
Expiration Date:		(the “Expiration Date”)

Pursuant to the Galecto, Inc. 2020 Equity Incentive Plan as amended through the date hereof (the “Plan”), Galecto, Inc. (the “Company”) hereby grants to the Grantee named above an option (the “Stock Option”) to purchase on or prior to the Expiration Date specified above all or part of the number of shares of Common Stock, par value $0.00001 per share (the “Stock”), of the Company specified above at the Option Exercise Price per Share specified above subject to the terms and conditions set forth herein and in the Plan.

Exercisability Schedule. No portion of this Stock Option may be exercised until such portion shall have become exercisable. Except as set forth below, and subject to the discretion of the Administrator (as defined in Section 1 of the Plan) to accelerate the exercisability schedule hereunder, this Stock Option shall be exercisable with respect to the following number of Option Shares on the dates indicated so long as the Grantee remains an employee of the Company or a Subsidiary on such dates:

Incremental Number of Option Shares Exercisable*	Exercisability Date
_____________ (___%)	____________
_____________ (___%)	____________
_____________ (___%)	____________
_____________ (___%)	____________
_____________ (___%)	____________

* Maximum of $100,000 per year

Once exercisable, this Stock Option shall continue to be exercisable at any time or times prior to the close of business on the Expiration Date, subject to the provisions hereof and of the Plan.

Manner of Exercise.

The Grantee may exercise this Stock Option only in the following manner: from time to time on or prior to the Expiration Date of this Stock Option, the Grantee may give written notice to the Administrator of his or her election to purchase some or all of the Option Shares purchasable at the time of such notice. This notice shall specify the number of Option Shares to be purchased.

Payment of the purchase price for the Option Shares may be made by one or more of the following methods: (i) in cash, by certified or bank check or other instrument acceptable to the Administrator; (ii) through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the Grantee on the open market or that are beneficially owned by the Grantee and are not then subject to any restrictions under any Company plan and that otherwise satisfy any holding periods as may be required by the Administrator; or (iii) by the Grantee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option purchase price, provided that in the event the Grantee chooses to pay the option purchase price as so provided, the Grantee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure; or (iv) a combination of (i), (ii) and (iii) above. Payment instruments will be received subject to collection.

The transfer to the Grantee on the records of the Company or of the transfer agent of the Option Shares will be contingent upon (i) the Company’s receipt from the Grantee of the full purchase price for the Option Shares, as set forth above, (ii) the fulfillment of any other requirements contained herein or in the Plan or in any other agreement or provision of laws, and (iii) the receipt by the Company of any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of Stock to be purchased pursuant to the exercise of Stock Options under the Plan and any subsequent resale of the shares of Stock will be in compliance with applicable laws and regulations. In the event the Grantee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the Grantee upon the exercise of the Stock Option shall be net of the Shares attested to.

The shares of Stock purchased upon exercise of this Stock Option shall be transferred to the Grantee on the records of the Company or of the transfer agent upon compliance to the satisfaction of the Administrator with all requirements under applicable laws or regulations in connection with such transfer and with the requirements hereof and of the Plan. The determination of the Administrator as to such compliance shall be final and binding on the Grantee. The Grantee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to this Stock Option unless and until this Stock Option shall have been exercised pursuant to the terms hereof, the Company or the transfer agent shall have transferred the shares to the Grantee, and the Grantee’s name shall have been entered as the stockholder of record on the books of the Company. Thereupon, the Grantee shall have full voting, dividend and other ownership rights with respect to such shares of Stock.

The minimum number of shares with respect to which this Stock Option may be exercised at any one time shall be 100 shares, unless the number of shares with respect to which this Stock Option is being exercised is the total number of shares subject to exercise under this Stock Option at the time.

Notwithstanding any other provision hereof or of the Plan, no portion of this Stock Option shall be exercisable after the Expiration Date hereof.

Termination of Service Relationship. If the Grantee’s Service Relationship ceases, the period within which to exercise the Stock Option may be subject to earlier termination as set forth below.

Termination Due to Death. If the Grantee’s Service Relationship ceases by reason of the Grantee’s death, any portion of this Stock Option outstanding on such date, to the extent exercisable on the date of death, may thereafter be exercised by the Grantee’s legal representative or legatee for a period of 12 months from the date of death or until the Expiration Date, if earlier. Any portion of this Stock Option that is not exercisable on the date of death shall terminate immediately and be of no further force or effect.

Termination Due to Disability. If the Grantee’s Service Relationship ceases by reason of the Grantee’s disability (as reasonably determined by the Administrator in accordance with Section 409A and applicable law), any portion of this Stock Option outstanding on such date, to the extent exercisable on the date of such termination of employment, may thereafter be exercised by the Grantee for a period of 12 months from the date of disability or until the Expiration Date, if earlier. Any portion of this Stock Option that is not exercisable on the date of disability shall terminate immediately and be of no further force or effect.

Termination for Cause. If the Grantee’s Service Relationship ceases for Cause, any portion of this Stock Option outstanding on such date shall terminate immediately and be of no further force and effect. For purposes hereof, “Cause” shall mean, unless otherwise provided in an employment agreement between the Company and the Grantee, a determination by the Administrator that the Grantee shall be dismissed as a result of (i) any material breach by the Grantee of any agreement between the Grantee and the Company; (ii) the conviction of, indictment for or plea of nolo contendere by the Grantee to a felony or a crime involving moral turpitude; or (iii) any material misconduct or willful and deliberate non-performance (other than by reason of disability) by the Grantee of the Grantee’s duties to the Company.

Other Termination. If the Grantee’s Service Relationship ceases for any reason other than the Grantee’s death, the Grantee’s disability, or Cause, and unless otherwise determined by the Administrator, any portion of this Stock Option outstanding on such date may be exercised, to the extent exercisable on the date of termination, for a period of three months from the date of termination or until the Expiration Date, if earlier. Any portion of this Stock Option that is not exercisable on the date of termination shall terminate immediately and be of no further force or effect.

The Administrator’s determination of the reason for termination of the Grantee’s employment shall be conclusive and binding on the Grantee and his or her representatives or legatees.

Incorporation of Plan. Notwithstanding anything herein to the contrary, this Stock Option shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

Transferability. This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. This Stock Option is exercisable, during the Grantee’s lifetime, only by the Grantee, and thereafter, only by the Grantee’s legal representative or legatee.

Status of the Stock Option. This Stock Option is intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), but the Company does not represent or warrant that this Stock Option qualifies as such. The Grantee should consult with his or her own tax advisors regarding the tax effects of this Stock Option and the requirements necessary to obtain favorable income tax treatment under Section 422 of the Code, including, but not limited to, holding period requirements. To the extent any portion of this Stock Option does not so qualify as an “incentive stock option,” such portion shall be deemed to be a non-qualified stock option. If the Grantee intends to dispose or does dispose (whether by sale, gift, transfer or otherwise) of any Option Shares within the one-year period beginning on the date after the transfer of such shares to him or her, or within the two-year period beginning on the day after the grant of this Stock Option, he or she will so notify the Company within 30 days after such disposition.

Tax Withholding. The Grantee shall, not later than the date as of which the exercise of this Stock Option becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Administrator for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event. The Company shall have the authority to cause the minimum required tax withholding obligation to be satisfied, in whole or in part, by withholding from shares of Stock to be issued to the Grantee a number of shares of Stock with an aggregate Fair Market Value that would satisfy the minimum withholding amount due.

No Obligation to Continue Service Relationship. Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Grantee in employment and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate the Service Relationship of the Grantee at any time.

Integration. This Agreement constitutes the entire agreement between the parties with respect to this Stock Option and supersedes all prior agreements and discussions between the parties concerning such subject matter.

Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Grantee (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Grantee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate.

The Grantee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.

Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

Galecto, Inc.

By:
Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Grantee (including through an online acceptance process) is acceptable.

Dated:	Grantee’s Signature

Grantee's name and address:

Global STOCK OPTION AGREEMENT
FOR COMPANY EMPLOYEES AND CONSULTANTS
UNDER GALECTO, INC.
2020 EQUITY INCENTIVE PLAN

Name of Grantee:
No. of Shares of Stock Subject to Option:		(the “Option Shares”)
Option Exercise Price per Share:	$	(the “Exercise Price”)
Grant Date:
Expiration Date:		(the “Expiration Date”)

Pursuant to the Galecto, Inc. 2020 Equity Incentive Plan as amended through the date hereof (the “Plan”) and this Global Stock Option Agreement, including any additional terms and conditions for the Grantee’s country set forth in the appendix attached hereto (the “Appendix” and, together with this Global Stock Option Agreement, the “Agreement”), Galecto, Inc. (the “Company”) hereby grants to the Grantee named above an option (the “Stock Option”) to purchase on or prior to the Expiration Date specified above all or part of the number of shares of Common Stock, par value $0.00001 per share (the “Stock”), of the Company specified above at the Option Exercise Price per Option Share specified above subject to the terms and conditions set forth in the Agreement and in the Plan. This Stock Option is not intended to be an “incentive stock option” under Section 422 of the U.S. Internal Revenue Code of 1986, as amended. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

Exercisability Schedule. No portion of this Stock Option may be exercised until such portion shall have become exercisable. Except as set forth below, and subject to the discretion of the Administrator to accelerate the exercisability schedule hereunder, this Stock Option shall be exercisable with respect to the following number of Option Shares on the dates indicated so long as the Grantee maintains a Service Relationship on such dates.

Incremental Number of Option Shares Exercisable	Exercisability Date
_____________ (___%)	____________
_____________ (___%)	____________
_____________ (___%)	____________
_____________ (___%)	____________
_____________ (___%)	____________

If the Grantee is not in a Service Relationship on an Exercisability Date, the Grantee will not earn or be entitled to any pro-rated vesting for any portion of time before an Exercisability Date during which the Grantee was in a Service Relationship, nor will the Grantee be entitled to any compensation for lost vesting. Once exercisable, this Stock Option shall continue to be exercisable at any time or times prior to the close of business on the Expiration Date, subject to the provisions hereof and of the Plan.

Manner of Exercise.

The Grantee may exercise this Stock Option only in the following manner: from time to time on or prior to the Expiration Date of this Stock Option, the Grantee may give written notice to the Administrator (or such person or entity as the Administrator may designate) of his or her election to purchase some or all of the Option Shares purchasable at the time of such notice. This notice shall specify the number of Option Shares to be purchased.

Payment of the Exercise Price may be made by one or more of the following methods: (i) in cash, by certified or bank check or other instrument acceptable to the Administrator; (ii) if permitted by the Administrator, through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the Grantee on the open market or that are beneficially owned by the Grantee and are not then subject to any restrictions under any Company plan and that otherwise satisfy any holding periods as may be required by the Administrator; (iii) by the Grantee delivering to the Company (or such person or entity as the Administrator may designate) a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the Exercise Price, provided that in the event the Grantee chooses to pay the Exercise Price as so provided, the Grantee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure; (iv) if permitted by the Administrator, by a “net exercise” arrangement pursuant to which the Company will reduce the number of Option Shares issuable upon exercise by the largest whole number of shares of Stock with a Fair Market Value that does not exceed the Exercise Price; or (v) a combination of (i), (ii), (iii) and (iv) above. Payment instruments will be received subject to collection.

The transfer to the Grantee on the records of the Company or of the transfer agent of the Option Shares will be contingent upon (i) the Company’s receipt from the Grantee of the full Exercise Price, as set forth above, (ii) the fulfillment of any other requirements contained herein or in the Plan or in any other agreement or provision of laws, and (iii) the receipt by the Company of any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of Stock to be purchased pursuant to the exercise of Stock Options under the Plan and any subsequent resale of the shares of Stock will be in compliance with applicable laws and regulations. In the event the Grantee chooses to pay the Exercise Price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the Grantee upon the exercise of this Stock Option shall be net of the shares of Stock attested to.

The shares of Stock purchased upon exercise of this Stock Option shall be transferred to the Grantee on the records of the Company or of the transfer agent upon compliance to the satisfaction of the Administrator with all requirements under applicable laws or regulations in connection with such transfer and with the requirements hereof and of the Plan. The determination of the Administrator as to such compliance shall be final and binding on the Grantee. The Grantee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to this Stock Option unless and until this Stock Option shall have been exercised pursuant to the terms hereof, the Company or the transfer agent shall have transferred the shares of Stock to the Grantee, and the Grantee’s name shall have been entered as the stockholder of record on the books of the Company. Thereupon, the Grantee shall have full voting, dividend and other ownership rights with respect to such shares of Stock.

The minimum number of shares of Stock with respect to which this Stock Option may be exercised at any one time shall be 100 shares of Stock, unless the number of shares of Stock with respect to which this Stock Option is being exercised is the total number of shares of Stock subject to exercise under this Stock Option at the time.

Notwithstanding any other provision hereof or of the Plan, no portion of this Stock Option shall be exercisable after the Expiration Date hereof.

Termination of Service Relationship. If the Grantee’s Service Relationship ceases, the period within which to exercise this Stock Option may be subject to earlier termination as set forth below.

Termination Due to Death. If the Grantee’s Service Relationship ceases by reason of the Grantee’s death, any portion of this Stock Option outstanding on such date, to the extent exercisable on the date of death, may thereafter be exercised by the Grantee’s legal representative or legatee for a period of 12 months from the date of death or until the Expiration Date, if earlier. Any portion of this Stock Option that is not exercisable on the date of death shall terminate immediately and be of no further force or effect.

Termination Due to Disability. If the Grantee’s Service Relationship ceases by reason of the Grantee’s disability (as reasonably determined by the Administrator in accordance with Section 409A and applicable law), any portion of this Stock Option outstanding on such date, to the extent exercisable on the date of such termination of the Service Relationship, may thereafter be exercised by the Grantee for a period of 12 months from the date of termination due to disability or until the Expiration Date, if earlier. Any portion of this Stock Option that is not exercisable on the date of termination due to disability shall terminate immediately and be of no further force or effect.

Termination for Cause. If the Grantee’s Service Relationship ceases for Cause, any portion of this Stock Option outstanding (whether vested or unvested) on such date shall terminate immediately and be of no further force and effect. For purposes hereof, “Cause” shall mean, unless otherwise provided in an employment agreement between the Company or an Affiliate, as applicable, and the Grantee, a determination by the Administrator that the Grantee shall be dismissed as a result of (i) any material breach by the Grantee of any agreement between the Grantee and the Company or any Affiliate; (ii) the conviction of, indictment for or plea of nolo contendere by the Grantee to a felony or a crime involving moral turpitude; or (iii) any material misconduct or willful and deliberate non-performance (other than by reason of disability) by the Grantee of the Grantee’s duties to the Company or any Affiliate.

Other Termination. If the Grantee’s Service Relationship ceases for any reason other than the Grantee’s death, the Grantee’s disability or Cause, and unless otherwise determined by the Administrator, any portion of this Stock Option outstanding on such date may be exercised, to the extent exercisable on the date of termination, for a period of three months from the date of termination or until the Expiration Date, if earlier. Any portion of this Stock Option that is not exercisable on the date of termination shall terminate immediately and be of no further force or effect.

The Administrator’s determination of the reason for termination of the Grantee’s Service Relationship shall be conclusive and binding on the Grantee and his or her representatives or legatees.

Further, for purposes of this Stock Option, the Grantee’s Service Relationship will be considered terminated as of the date the Grantee no longer is actively providing services to the Company or any Affiliate (regardless of the reason for such termination and whether or not later found to be invalid or in breach of labor laws in the jurisdiction where the Grantee provides services or the terms of his or her employment or other service agreement, if any), and unless otherwise determined by the Company, the Grantee’s right to vest in this Stock Option, if any, will terminate and the Grantee’s right to exercise any vested Stock Option will be measured as of such date and, in either case, will not be extended by any notice period (e.g., the Grantee’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under labor laws in the jurisdiction where the Grantee provides services or the terms of his or her employment or other service agreement, if any). The Administrator shall have the exclusive discretion to determine when the Grantee no longer is actively providing services for purposes of this Stock Option (including whether the Grantee still may be considered to be providing services while on a leave of absence).

Incorporation of Plan. Notwithstanding anything herein to the contrary, this Stock Option shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan. However, this Agreement sets out specific terms for this Stock Option, and those terms will prevail over more general terms in the Plan on the same issue, if any, or in the event of a conflict between such terms.

Transferability. This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. This Stock Option is exercisable, during the Grantee’s lifetime, only by the Grantee, and thereafter, only by the Grantee’s legal representative or legatee.

Responsibility for Taxes.

The Grantee acknowledges and agrees that, regardless of any action taken by the Company or, if different, the Affiliate employing or otherwise retaining the service of the Grantee (the “Service Recipient”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Grantee’s participation in the Plan and legally applicable or deemed applicable to the Grantee (“Tax-Related Items”) is and remains the Grantee’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Service Recipient. The Grantee further acknowledges that the Company and/or the Service Recipient (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Stock Option or the underlying shares of Stock, including, but not limited to, the grant, vesting or exercise of this Stock Option, the subsequent sale of shares of Stock acquired upon the exercise of this Stock Option and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of this Stock Option to reduce or eliminate the Grantee’s liability for Tax-Related Items or to achieve any particular tax result. Further, if the Grantee is subject to Tax-Related Items in more than one jurisdiction, the Grantee acknowledges that the Company and/or the Service Recipient (or former service recipient, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to the relevant taxable or tax withholding event, as applicable, the Grantee agrees to make adequate arrangements satisfactory to the Company and/or the Service Recipient to satisfy all Tax-Related Items. In this regard, the Grantee authorizes the Company and/or the Service Recipient, or their respective agents, at their discretion, to satisfy any applicable withholding obligations with regard to all Tax-Related Items by one or a combination of the following: (i) requiring the Grantee to make a payment in a form acceptable to the Company, (ii) withholding from the Grantee’s wages or other compensation payable to the Grantee, (iii) withholding from proceeds of the sale of the shares of Stock acquired upon the exercise of this Stock Option either through a voluntary sale or through a mandatory sale arranged by the Company (on the Grantee’s behalf pursuant to this authorization without further consent), (iv) withholding from the shares of Stock otherwise issuable at exercise of this Stock Option, provided, however, that if the Grantee is subject to the reporting and other provisions of Section 16 of the Exchange Act, the Company shall affirmatively approve, by Board action, any such withholding of shares of Stock as contemplated in the immediately preceding proviso, or (v) any other method of withholding determined by the Company and, to the extent required by applicable law or the Plan, approved by the Administrator.

The Company and/or the Service Recipient may withhold or account for Tax-Related Items by considering statutory withholding rates or other withholding rates, including maximum rates applicable in the Grantee’s jurisdiction(s). In the event of over-withholding, the Grantee may receive a refund of any over-withheld amount in cash (with no entitlement to the equivalent in shares of Stock) or, if not refunded, the Grantee may seek a refund from the local tax authorities. In the event of under-withholding, the Grantee may be required to pay additional Tax-Related Items directly to the applicable tax authority or to the Company and/or the Service Recipient. If the obligation for Tax-Related Items is satisfied by withholding in shares of Stock, for tax purposes, the Grantee is deemed to have been issued the full number of shares of Stock subject to the exercised Stock Option, notwithstanding that a number of the shares of Stock is held back solely for the purpose of paying the Tax-Related Items.

The Grantee agrees to pay to the Company or the Service Recipient any amount of Tax-Related Items that the Company or the Service Recipient may be required to withhold or account for as a result of the Grantee’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the shares of Stock or the proceeds of the sale of the shares of Stock acquired upon the exercise of this Stock Option, if the Grantee fails to comply with his or her obligations in connection with the Tax-Related Items.

No Creation of or Obligation to Continue Service Relationship. The grant of this Stock Option shall not be interpreted as forming an employment or service agreement with the Company or any Affiliate, and shall not be construed as giving the Grantee any right to be retained in the employ of, or otherwise provide services to, the Company, the Service Recipient or any other Affiliate. Neither the Plan nor this Agreement shall interfere in any way with the right of the Company or the Service Recipient, as applicable, to terminate the Service Relationship of the Grantee at any time.

Nature of Grant. By accepting the grant of this Stock Option, the Grantee acknowledges, understands and agrees that:

the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

the grant of this Stock Option is exceptional, voluntary and occasional and does not create any contractual or other right to receive any stock options, or benefits in lieu of stock options, in the future even if stock options have been granted in the past;

all decisions with respect to future stock options or other grants, if any, will be at the sole discretion of the Company;

the Grantee is voluntarily participating in the Plan;

this Stock Option and the shares of Stock subject to this Stock Option, and the income from and value of same, are not intended to replace any pension rights or compensation;

this Stock Option and the shares of Stock subject to this Stock Option, and the income from and value of same, are not part of normal or expected compensation for any purpose, including but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar payments;

unless otherwise agreed with the Company in writing, this Stock Option and the shares of Stock subject to this Stock Option, and the income from and value of same, are not granted as consideration for, or in connection with, any service the Grantee may provide as a director of an Affiliate;

the future value of the underlying shares of Stock is unknown, indeterminable and cannot be predicted with certainty;

if the underlying shares of Stock do not increase in value after the grant date, this Stock Option will have no value;

if the Grantee exercises this Stock Option and acquires shares of Stock, the value of such shares of Stock may increase or decrease in value, even below the Exercise Price per share of Stock;

no claim or entitlement to compensation or damages, including pro-rated compensation or damages shall arise from forfeiture of this Stock Option resulting from the termination of the Grantee’s Service Relationship (for any reason whatsoever, whether or not later found to be invalid or in breach of labor laws in the jurisdiction where the Grantee provides services or the terms of his or her employment or other service agreement, if any); and

neither the Company, the Service Recipient nor any other Affiliate shall be liable for any foreign exchange rate fluctuation between the Grantee’s local currency and the U.S. dollar that may affect the value of this Stock Option or of any amounts due to the Grantee pursuant to the exercise of this Stock Option or the subsequent sale of any shares of Stock acquired upon exercise.

Data Privacy Consent. The Grantee hereby declares that he or she agrees with the data processing practices described herein and consents to the collection, processing and use of Personal Data (as defined below) by the Company and the transfer of Personal Data to the recipients mentioned herein, including recipients located in countries which do not adduce an adequate level of protection from a European (or other non-U.S.) data protection law perspective, for the purposes described herein.

a)
Declaration of Consent. The Grantee understands that he or she must review the following information about the processing of Personal Data by or on behalf of the Company or, if different, the Service Recipient as described in this form and any materials related to the Grantee’s eligibility to participate in the Plan and declare his or her consent. As regards the processing of the Grantee’s Personal Data in connection with the Plan, the Grantee understands that the Company is the controller of his or her Personal Data.
b)
Data Processing and Legal Basis. The Company collects, uses and otherwise processes certain information about the Grantee for purposes of implementing, administering and managing the Plan. The Grantee understands that this information may include, without limitation, the Grantee’s name, home address and telephone number, email address, date of birth, social insurance, passport or other identification number (e.g., resident registration number), salary, nationality, job title, any shares of stock or directorships held in the Company or its Affiliates, details of all equity awards or any other entitlement to shares of Stock or equivalent benefits awarded, canceled, exercised, vested, unvested or outstanding in the Grantee’s favor (the “Personal Data”). The legal basis for the processing of the Grantee’s Personal Data, where required, is the Grantee’s consent.
c)
Stock Plan Administration Service Providers. The Grantee understands that the Company transfers his or her Personal Data, or parts thereof, to Solium Capital LLC, Morgan Stanley Smith Barney LLC and its affiliates (which operate directly or indirectly as Shareworks) (“Morgan Stanley”), an independent service provider based in the U.S., which assists the Company with the implementation, administration and management of the Plan. In the future, the Company may select different service providers and share the Grantee’s Personal Data with such different service providers that serve the Company in a similar manner. The Company’s service providers will open an account for the Grantee to receive and trade shares of Stock acquired under the Plan and the Grantee may be asked to agree on separate terms and data processing practices with the service provider, which is a condition of any ability to participate in the Plan.
d)
International Data Transfers. The Company and, as of the date hereof, any third parties assisting in the implementation, administration and management of the Plan, such as Morgan Stanley, are based in the U.S. If the Grantee is located outside the U.S., the Grantee’s country may have enacted data privacy laws that are different from the laws of the U.S. The Company’s legal basis for the transfer of Personal Data is the Grantee’s consent.
e)
Data Retention. The Company will process the Grantee’s Personal Data only as long as is necessary to implement, administer and manage the Grantee’s participation in the Plan, or to comply with legal or regulatory obligations, including under tax, exchange control, labor and securities laws. In the latter case, the Grantee understands and acknowledges that the Company’s legal basis for the processing of his or her Personal Data would be compliance with the relevant laws or regulations. When the Company no longer needs Personal Data for any of the above purposes, the Grantee understands that the Company will remove it from its systems.
f)
Voluntariness and Consequences of Denial/Withdrawal of Consent. The Grantee understands that any participation in the Plan and the Grantee’s consent are purely voluntary. The Grantee may deny or later withdraw his or her consent at any time, with future effect and for any or no reason. If the Grantee denies or later withdraws his or her consent, the Company cannot offer participation in the Plan or grant Stock Options or other equity awards to the Grantee or administer or maintain such awards, and the Grantee will not be eligible to participate in the Plan. The Grantee further understands that denial or withdrawal of his or her consent would not affect the Grantee’s Service Relationship and that the Grantee would merely forfeit the opportunities associated with the Plan.
g)
Data Subject Rights. The Grantee understands that data subject rights regarding the processing of personal data vary depending on the applicable law and that, depending on where the Grantee is based and subject to the conditions set out in the applicable law, the Grantee may have, without limitation, the rights to (i) inquire whether and what kind of Personal Data the Company holds about the Grantee and how it is processed, and to access or request copies of such Personal Data, (ii) request the correction or supplementation of Personal Data about the Grantee that is inaccurate, incomplete or out-of-date in light of the purposes underlying the processing, (iii) obtain the erasure of Personal Data no longer necessary for the purposes underlying the processing, (iv) request the Company to restrict the processing of the Grantee’s Personal Data in certain situations where the Grantee feels its processing is inappropriate, (v) object, in certain circumstances, to the processing of Personal Data for legitimate interests, and to (vi) request portability of the Grantee’s Personal Data that he or she has actively or passively provided to the Company (which does not include data derived or inferred from the collected data), where the processing of such Personal Data is based on consent or the Grantee’s Service Relationship and is carried out by automated means. In case of concerns, the Grantee also may have the right to lodge a complaint with the competent local data protection authority. Further, to receive clarification of, or to exercise any of, the Grantee’s rights, the Grantee understands he or she should contact his or her local human resources representative.

Compliance with Law. Notwithstanding any other provision of the Plan or this Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the shares of Stock, the Company shall not be required to deliver any shares of Stock issuable upon exercise of this Stock Option prior to the completion of any registration or qualification of the shares of Stock under any U.S. or non-U.S. local, state or federal securities or other applicable law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other U.S. or non-U.S. governmental regulatory body, or prior to obtaining any approval or other clearance from any U.S. or non-U.S. local, state or federal governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. The Grantee understands that the Company is under no obligation to register or qualify the shares of Stock subject to this Stock Option with the SEC or any U.S. state or non-U.S. securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the shares of Stock. Further, the Grantee agrees that the Company shall have unilateral authority to amend the Plan and this Agreement without the Grantee’s consent to the extent necessary to comply with securities or other laws applicable to the issuance of the shares of Stock.

Language. The Grantee acknowledges that he or she is proficient in the English language, or has consulted with an advisor who is proficient in the English language, so as to enable the Grantee to understand the provisions of this Agreement and the Plan. If the Grantee has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

Appendix. Notwithstanding any provision in this Global Stock Option Agreement, this Stock Option shall be subject to the additional terms and conditions for the Grantee’s country, as set forth in the Appendix attached hereto. If the Grantee transfers from the U.S. to a country outside the U.S., or if the Grantee relocates between countries included in the Appendix during the life of this Stock Option, the applicable terms and conditions in the Appendix shall apply to the Grantee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.

No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Grantee’s participation in the Plan, or his or her acquisition or sale of the underlying shares of Stock. The Grantee should consult with his or her own personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan.

Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

Governing Law/Venue. This Agreement and this Stock Option shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware. Any and all disputes relating to, concerning or arising from this Stock Option, or relating to, concerning or arising from the relationship between the parties evidenced by this Agreement, shall be brought and heard exclusively in the United States District Court for the District of New Delaware or the Delaware Superior Court, New Castle County. Each of the parties hereby represents and agrees that such party is subject to the personal jurisdiction of said courts; hereby irrevocably consents to the jurisdiction of such courts in any legal or equitable proceedings related to, concerning or arising from such dispute, and waives, to the fullest extent permitted by law, any objection which such party may now or hereafter have that the laying of the venue of any legal or equitable proceedings related to, concerning or arising from such dispute which is brought in such courts is improper or that such proceedings have been brought in an inconvenient forum.

Waiver. The Grantee acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Grantee or any other grantees.

Integration. This Agreement constitutes the entire agreement between the parties with respect to this Stock Option and supersedes all prior agreements and discussions between the parties concerning such subject matter.

Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

Imposition of Other Requirements. The Company reserves the right to impose other requirements on this Stock Option and the shares of Stock acquired upon exercise of this Stock Option, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Grantee to enter into any additional agreements or undertakings that may be necessary to accomplish the foregoing.

Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and agrees to accept this Agreement or otherwise participate in the Plan in the future through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

Insider Trading/Market Abuse. The Grantee acknowledges that, depending on the Grantee’s or the broker’s country or where the shares of Stock are listed, the Grantee may be subject to insider trading restrictions and/or market abuse laws which may affect his or her ability to accept, acquire, sell or otherwise dispose of shares of Stock, rights to shares of Stock (e.g., this Stock Option) or rights linked to the value of shares of Stock during such times the Grantee is considered to have “inside information” regarding the Company as defined in the laws or regulations in the applicable jurisdictions). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Grantee placed before he or she possessed inside information. Furthermore, the Grantee could be prohibited from (i) disclosing the inside information to any third party (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Keep in mind third parties includes fellow employees. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable insider trading policy of the Company, as described in Section 18(e) of the Plan. The Grantee is responsible for complying with any restrictions and should speak to his or her personal advisor on this matter.

Exchange Control, Foreign Asset/Account and/or Tax Reporting. Depending upon the country to whose laws the Grantee is subject, the Grantee may have certain foreign asset/account and/or tax reporting requirements that may affect his or her ability to acquire or hold shares of Stock under the Plan or cash received from participating in the Plan (including from any dividends or sale proceeds arising from the sale of shares of Stock) in a brokerage or bank account outside the Grantee’s country of residence. The Grantee’s country may require that he or she report such accounts, assets or transactions to the applicable authorities in his or her country. The Grantee also may be required to repatriate cash received from participating in the Plan to his or her country within a certain period of time after receipt. The Grantee is responsible for knowledge of and compliance with any such regulations and should speak with his or her personal tax, legal and financial advisors regarding same.

Galecto, Inc.

By:
Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Grantee (including through an online acceptance process) is acceptable.

Dated:	Grantee’s Signature

Grantee's name and address:

Appendix

TO THE GLOBAL STOCK OPTION AGREEMENT
FOR COMPANY EMPLOYEES AND CONSULTANTS
UNDER GALECTO, INC.
2020 EQUITY INCENTIVE PLAN

Additional TERMS AND CONDITIONS

FOR Grantees IN COUNTRIES OUTSIDE THE UNITED STATES

Capitalized terms, unless explicitly defined in this Appendix, shall have the meanings given to them in the Global Stock Option Agreement (“Stock Option Agreement”) or in the Plan.

Terms and Conditions

This Appendix includes additional terms and conditions that govern this Stock Option if the Grantee provides services and/or resides in one of the countries listed below.

If the Grantee is a citizen or resident of a country other than the one in which the Grantee is currently providing services and/or residing (or is considered as such for local law purposes), or if the Grantee transfers his or her Service Relationship and/or residency to a different country after this Stock Option is granted, the Company will, in its discretion, determine the extent to which the terms and conditions contained herein will apply to the Grantee.

Notifications

This Appendix also includes information regarding certain other issues of which the Grantee should be aware with respect to the Grantee’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of December 2020. Such laws are often complex and change frequently. As a result, the Grantee should not rely on the information noted herein as the only source of information relating to the consequences of participation in the Plan because the information may be outdated at the time the Grantee exercises this Stock Option or sells any shares of Stock acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to the Grantee’s particular situation. As a result, the Company is not in a position to assure the Grantee of any particular result. Accordingly, the Grantee should seek appropriate professional advice as to how the relevant laws in the Grantee’s country may apply to the Grantee’s individual situation.

If the Grantee is a citizen or resident of a country other than the one in which the Grantee is currently providing services and/or residing (or is considered as such for local law purposes), or if the Grantee transfers his or her Service Relationship and/or residency to a different country after this Stock Option is granted, the information contained in this Appendix may not be applicable to the Grantee in the same manner.

CANADA

Terms and Conditions

Method of Payment. Notwithstanding any provision in the Plan or the Agreement to the contrary, the Grantee will not be permitted to pay the Exercise Price using the methods set forth in Section 2(a)(ii) and Section 2(a)(iv) of the Stock Option Agreement.

Termination of Service Relationship. The following provision replaces in its entirety the last paragraph of Section 3 of the Stock Option Agreement:

For purposes of this Stock Option, the Grantee’s Service Relationship will be considered terminated as of the date that is the earliest of (a) the date the Grantee’s Service Relationship is terminated, (b) the date the Grantee receives written notice of termination, or (c) the date the Grantee is no longer providing services to the Company or any of its Affiliates (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Grantee provides services or the terms of the Grantee’s employment or other service agreement, if any). The Grantee’s right to vest in this Stock Option, if any, will terminate and the Grantee’s right to exercise any vested Stock Option will be measured as of such date. In either case, the date shall exclude any period during which notice, pay in lieu of notice or related payments or damages are provided or required to be provided under local law. Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued vesting during a statutory notice period, the termination date for purposes of this Stock Option will occur effective as of the last day of the Grantee’s minimum statutory notice period, but the Grantee will not earn or be entitled to pro-rated vesting if the vesting date falls after the end of the Grantee’s statutory notice period, nor will the Grantee be entitled to any compensation for lost vesting.

The following provisions apply if the Grantee resides in Quebec:

Language Consent. The parties acknowledge that it is their express wish that the Agreement be drawn up in English, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto.

Consentement Relatif à la Langue. Les parties reconnaissent avoir exigé la rédaction en anglais de la convention, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement, à la présente convention.

Notifications

Securities Law Information. The Grantee is permitted to sell shares of Stock acquired under the Plan through the designated broker appointed under the Plan, if any, provided the resale of shares of Stock acquired under the Plan takes place outside Canada through the facilities of a stock exchange on which the Stock is listed.

DENMARK

Terms and Conditions

Nature of Grant. The following provisions supplement Section 8 of the Stock Option Agreement:

By accepting this Stock Option, the Grantee acknowledges, understands and agrees that the grant relates to future services to be performed and is not a bonus or compensation for past services.

Danish Stock Option Act. By accepting this Stock Option, the Grantee acknowledges that he or she has received the Employer Statement (included on the following pages of this Appendix) translated into Danish, which is being provided to comply with the Danish Stock Option Act (the “Act”), to the extent the Act is applicable to this Stock Option and the Grantee.

By accepting this Stock Option, the Grantee acknowledges the Act has been amended as of January 1, 2019. Accordingly, the Grantee is advised and agrees that the provisions governing this Stock Option in case of termination of the Grantee’s Service Relationship under the Agreement and the Plan will apply for any grant of Stock Options made on or after January 1, 2019. The relevant provisions are detailed in the Agreement, the Plan and the Employer Statement.

SPECIAL NOTICE FOR EMPLOYEES IN DENMARK

EMPLOYER STATEMENT

Pursuant to Section 3(1) of the Act on Stock Options in employment relations (the “Stock Option Act”), you are entitled to receive the following information regarding participation in the Galecto, Inc. 2020 Equity Incentive Plan as amended (the “Plan”) in a separate written statement.

This statement contains only the information mentioned in the Stock Option Act, while the other terms and conditions of your grant of stock options to purchase shares of the common stock of Galecto, Inc. (the “Company”) are described in detail in the Plan and the Global Stock Option Agreement, including the Appendix for Grantees in Countries Outside the United States (the “Agreement”), which have been made available to you.

1. Date of grant of stock options. The grant date is the date that the Board of Directors of the Company or its delegate approved a grant for you and determined it would be effective.

2. Terms and/or conditions for grant of stock options. The grant of stock options under the Plan is offered at the sole discretion of the Company. Employees of the Company and its subsidiaries are eligible to participate in the Plan. The Company may decide, in its sole discretion, not to grant any stock options to you in the future. Under the terms of the Plan and the Agreement, you have no entitlement or claim to receive future grants of stock options or other equity awards.

3. Exercise Date. Generally, your stock option shall vest and become exercisable over the course of a period of time. Your vested stock options will be exercisable any time after vesting and before the stock option is terminated or expires.

4. Exercise Price. During the exercise period, any vested stock options can be exercised to purchase common stock in the Company at a price per share not less than the fair market value of the stock on the date the stock option is granted, as determined in accordance with the Plan, and which is set forth in the Agreement.

5. Your rights upon termination of employment. The treatment of your stock option upon termination of employment will be determined in accordance with the termination provisions in the Agreement, pursuant to which any unvested stock option will be cancelled and forfeited upon termination of employment with the Company or any subsidiary, and your vested stock option may remain exercisable for a period of time depending on the circumstances of the termination. In the event of a conflict between the terms of the Agreement and the summary herein, the terms set forth in the Agreement will govern your stock option.

6. Financial aspects of participating in the Plan. The grant of stock options has no immediate financial consequences for you. The value of the stock options is not taken into account when calculating holiday allowances, pension contributions or other statutory consideration calculated on the basis of salary.

Shares of stock are financial instruments and investing in stocks will always have financial risk. The possibility of gain at the time of exercise will not only be dependent on the Company’s financial development, but also on the general development of the stock market. In addition, before or after you exercise your stock options, the shares of Company stock could decrease in value even below the exercise price.

Galecto, Inc., Copenhagen, Denmark

SÆRLIG MEDDELELSE TIL MEDARBEJDERE I DANMARK

ARBEJDSGIVERERKLÆRING

I henhold til § 3, stk. 1, i lov om brug af køberet eller tegningsret m.v. i ansættelsesforhold (“Aktieoptionsloven”) er du berettiget til i en særskilt skriftlig erklæring at modtage følgende oplysninger om deltagelse i Galecto, Inc.’s incitamentsordning - 2020 Equity Incentive Plan (“Ordningen”).

Denne erklæring indeholder kun de oplysninger, der er nævnt i Aktieoptionsloven. De øvrige vilkår og betingelser for din tildeling af aktieoptioner til køb af ordinære aktier i Galecto, Inc. (“Selskabet”) er nærmere beskrevet i Ordningen og i Aktieoptionsaftalen for ikke-amerikanske Optionsindehavere, som du har modtaget.

1. Tidspunkt for tildeling af aktieoptioner. Tidspunktet for tildeling af aktieoptioner er den dato, hvor Selskabets Bestyrelse eller den delegerede godkendte din tildeling og besluttede, at den skulle træde i kraft.

2. Kriterier eller betingelser for tildeling af aktieoptioner. De af Ordningen omfattede aktieoptioner tildeles udelukkende efter Selskabets skøn. Medarbejdere i Selskabet og dets datterselskaber kan deltage i Ordningen. Selskabet kan frit vælge fremover ikke at tildele dig aktieoptioner. I henhold til Ordningen og Aktieoptionsaftalen for ikke-amerikanske Optionsindehavere har du ikke nogen ret til eller noget krav på fremover at få tildelt aktieoptioner eller andre aktiebaserede tildelinger.

3. Udnyttelsestidspunkt. Som udgangspunkt modnes dine aktieoptioner og vil kunne udnyttes i et tidsrum. Dine modnede aktieoptioner kan udnyttes på et hvilket som helst tidspunkt efter modning, indtil aktieoptionen bortfalder eller udløber.

4. Udnyttelseskurs. I udnyttelsesperioden kan optjente aktieoptionerne udnyttes til køb af ordinære aktier i Selskabet til en kurs pr. aktie, som ikke er lavere end aktiernes markedskurs på tildelingstidspunktet som fastsat i henhold til Ordningen og som angivet i Aktieoptionsaftalen for ikke-amerikanske Optionsindehavere.

5. Din retsstilling i forbindelse med fratræden. Dine aktieoptioner vil ved din fratræden blive behandlet i overensstemmelse med bestemmelserne vedrørende fratræden i Aftalen, ifølge hvilken dine ikke-modnede aktieoptioner bortfalder og fortabes ved ophør af dit ansættelsesforhold i koncernen, mens dine modnede aktieoptioner stadig vil kunne udnyttes, inden for et vist tidsrum, afhængigt af omstændighederne omkring din fratræden. I tilfælde af uoverensstemmelse mellem vilkårene i Aftalen og ovennævnte sammenfatning er det vilkårene i Aftalen, der er gældende for dine aktieoptioner.

6. Økonomiske aspekter ved at deltage i Ordningen. Tildelingen af aktieoptioner har ingen umiddelbare økonomiske konsekvenser for dig. Værdien af aktieoptionerne indgår ikke i beregningen af feriepenge, pensionsbidrag eller øvrige lovbestemte, vederlagsafhængige ydelser.

Aktier er finansielle instrumenter, og investering i aktier vil altid være forbundet med en økonomisk risiko. Således afhænger gevinstmuligheden på udnyttelsestidspunktet ikke kun af Selskabets økonomiske udvikling, men også af den generelle udvikling på aktiemarkedet. Derudover kan Selskabets aktier både før og efter udnyttelsestidspunktet falde til en værdi, der måske endda ligger under udnyttelseskursen.

Galecto, Inc., Copenhagen, Denmark

MALAYSIA

Notifications

Director Notification Obligation. If the Grantee is a director of a Malaysian Affiliate, the Grantee is subject to certain notification requirements under the Malaysian Companies Act. Among these requirements is an obligation to notify the Malaysian Affiliate in writing when the Grantee receives or disposes of an interest in the Company (e.g., this Stock Option or shares of Stock) within 14 days of receiving or disposing of the interest.

SWEDEN

Terms and Conditions

Responsibility for Taxes. Without limitation to any provision of the Agreement, the Grantee authorizes the Company and the Service Recipient to withhold shares of Stock or to sell shares of Stock otherwise deliverable to the Grantee upon exercise to satisfy all Tax-Related Items, regardless of whether the Company and/or the Service Recipient have an obligation to withhold such Tax-Related Items.

UNITED KINGDOM

Terms and Conditions

Responsibility for Taxes. The following provisions supplement Section 6 of the Stock Option Agreement:

Without limitation to Section 6 of the Stock Option Agreement, the Grantee agrees that he or she is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items, as and when requested by the Company or the Service Recipient or by Her Majesty’s Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority). The Grantee also agrees to indemnify and keep indemnified the Company and the Service Recipient against any Tax‑Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on the Grantee’s behalf.

Notwithstanding the foregoing, if the Grantee is a director or executive officer (within the meaning of Section 13(k) of the Exchange Act), the Grantee understands that he or she may not be able to indemnify the Company for the amount of any Tax-Related Items not collected from or paid by the Grantee, in case the indemnification could be considered to be a loan. In such case, the amount of any uncollected income tax may constitute a benefit to the Grantee on which additional income tax and National Insurance contributions may be payable. The Grantee acknowledges that he or she will be responsible for reporting and paying any income tax due on this additional benefit directly to the HMRC under the self-assessment regime and for paying the Company or the Service Recipient, as applicable, for the value of any National Insurance contributions due on this additional benefit, which the Company or the Service Recipient also may collect by any of the means set forth in Section 6 of the Stock Option Agreement.

Joint Election for Transfer of Liability for Employer National Insurance Contributions. If the Grantee is an Employee and is tax resident in the United Kingdom, the grant of this Stock Option is conditional upon the Grantee’s agreement to accept liability for any secondary Class 1 national insurance contributions which may be payable by the Service Recipient in connection with any event giving rise to tax liability in relation to this Stock Option (“Employer NICs”). The Employer NICs may be collected by the Company or the Service Recipient using any of the methods described in Section 6 of the Stock Option Agreement. Without prejudice to the foregoing, the Grantee agrees to execute a joint election with the Company or the Service Recipient (a “Joint Election”), the form of such Joint Election being formally approved by HMRC, and any other consent or elections required to accomplish the transfer of the Employer NICs to the Grantee. The Grantee further agrees to execute such other elections as may be required by any successor to the Company and/or the Service Recipient for the purpose of continuing the effectiveness of the Grantee’s Joint Election. If the Grantee does not complete the Joint Election prior to exercising this Stock Option, or if approval of the Joint Election is withdrawn by HMRC and a new Joint Election is not entered into, this Stock Option shall become null and void and may not be settled, without any liability to the Company or its Affiliates, including the Service Recipient. The Grantee must enter into the Joint Election attached to this Appendix, concurrent with the execution of the Agreement, or at such subsequent time as may be designated by the Company.

Important Note on the Election to Transfer Employer NICs

If you are liable for National Insurance contributions (“NICs”) in the U.K. in connection with your participation in the Galecto, Inc. 2020 Equity Incentive Plan (the “Plan), you are required to enter into an Election to transfer to you any liability for employer’s NICs that may arise in connection with your participation in the Plan.

By entering into the Election:

•
you agree that any employer’s NICs liability that may arise in connection with your participation in the Plan will be transferred to you;
•
you authorise your employer to recover an amount sufficient to cover this liability by such methods including, but not limited to, deductions from your salary or other payments due or the sale of sufficient shares acquired pursuant to your awards; and
•
you acknowledge that even if you have clicked on the “ACCEPT” box where indicated, Galecto, Inc. or your employer may still require you to sign a paper copy of this Election (or a substantially similar form) if Galecto, Inc. determines such is necessary to give effect to the Election.

Please read the Election carefully.

Please print and keep a copy of the Election for your records.

GALECTO, INC.
2020 EQUITY INCENTIVE PLAN

(UK Participants)

FORM OF ELECTION TO TRANSFER THE EMPLOYER’S SECONDARY
CLASS 1 NATIONAL INSURANCE LIABILITY TO THE EMPLOYEE

1.
Parties

This Election is between:

(A)
The individual named on the signature page below or who has obtained authorised access to this Election (the “Participant”), is an employee of the employing company listed in the attached schedule who is eligible to receive options (“Options”) granted pursuant to the Galecto, Inc. 2020 Equity Incentive Plan (the “Plan”), and

(B)
Galecto Biotech ApS of Ole Maaloes Vej 3, DK-2200 Copenhagen N, Denmark (the “Employer”).

2.
Purpose of Election

2.1
This Election relates to the Employer’s secondary Class 1 National Insurance contributions (the “Employer’s Liability”) which may arise on the occurrence of a “Chargeable Event” that gives rise to relevant employment income pursuant to section 4(4)(a) and/or paragraph 3B(1A) of Schedule 1 of the Social Security Contributions and Benefits Act 1992 (“SSCBA”), including, without limitation:

(i)
the acquisition of securities pursuant to the Options (within section 477(3)(a) of ITEPA); and/or

(ii)
the assignment or release of the Options in return for consideration (within section 477(3)(b) of ITEPA); and/or

(iii)
the receipt of a benefit in connection with the Options, other than a benefit within (i) or (ii) above (within section 477(3)(c) of ITEPA); and/or

(iv)
post-acquisition charges relating to the Options or the securities acquired pursuant to the Options (within section 426 of ITEPA); and/or

(v)
post-acquisition charges relating to the Options or the securities acquired pursuant to the Options (within section 438 of ITEPA).

In this Election, ITEPA means the Income Tax (Earnings and Pensions) Act 2003.

2.2
This Election is made in accordance with paragraph 3B(1) of Schedule 1 to SSCBA.

2.3
This Election applies to all Options granted to the Participant under the Plan up to the termination date of the Plan.

2.4
This Election does not apply in relation to any liability, or any part of any liability, arising as a result of regulations being given retrospective effect by virtue of section 4B(2) of either the SSCBA or the Social Security Contributions and Benefits (Northern Ireland) Act 1992.

2.5
This Election does not apply to the extent that it relates to relevant employment income which is employment income of the earner by virtue of Chapter 3A of Part 7 of ITEPA (employment income: securities with artificially depressed market value).

2.6
Any reference to Galecto, Inc. (the “Company”) and/or the Employer shall include that entity’s successors in title and assigns as permitted in accordance with the terms of the Plan and award agreement. This Election will have effect in respect of the Options and any awards which replace the Options following their grant in circumstances where section 483 of ITEPA applies.

3.
The Election

The Participant and the Employer jointly elect that the entire liability of the Employer to pay the Employer’s Liability on the Chargeable Event is hereby transferred to the Participant. The Participant understands that, by signing or electronically accepting this Election, he or she will become personally liable for the Employer’s Liability covered by this Election.

4.
Payment of the Employer’s Liability

4.1
The Participant hereby authorizes the Company and/or the Employer to collect the Employer’s Liability from the Participant at any time after the Chargeable Event:

(i)
by deduction from salary or any other payment payable to the Participant at any time on or after the date of the Chargeable Event; and/or

(ii)
directly from the Participant by payment in cash or cleared funds; and/or

(iii)
by arranging, on behalf of the Participant, for the sale of some of the securities which the Participant is entitled to receive in respect of the Options; and/or

(iv)
by any other means specified in the applicable award agreement.

4.2
The Company hereby reserves for itself and the Employer the right to withhold the transfer of any securities to the Participant until full payment of the Employer’s Liability is received from the Participant.

4.3
The Participant and the Employer acknowledge that the Company agrees to procure the remittance by the Employer of the Employer’s Liability to HM Revenue & Customs on behalf of the Participant within 14 days after the end of the UK tax month during which the Chargeable Event occurs (or within 17 days after the end of the UK tax month during which the Chargeable Event occurs if payments are made electronically), or such other period of time, as prescribed. The Participant agrees to pay to the Employer the Employer’s Liability on demand at any time on or after the Chargeable Event by any means set forth in the agreement and hereby authorizes the Company and/or the Employer to account for the Employer’s Liability to HM Revenue & Customs.

5.
Duration of Election

5.1
The Participant and the Employer agree to be bound by the terms of this Election regardless of whether the Participant is transferred abroad or is not employed by the Employer on the date on which the Employer’s Liability becomes due. Any reference to the Company and/or the Employer shall include that entity’s successors in title and assigns as permitted in accordance with the terms of the Plan and relevant award agreement.

5.2
This Election will continue in effect until the earliest of the following:

(i)
the Participant and the Employer agree in writing that it should cease to have effect;

(ii)
on the date the employer serves written notice on the Participant terminating its effect;

(iii)
on the date HM Revenue & Customs withdraws approval of this Election; or

(iv)
after due payment of the Employer’s Liability in respect of the entirety of the Options to which this Election relates or could relate, such that the Election ceases to have effect in accordance with its terms.

Acceptance by THE PARTICIPANT

By signing this Election or by clicking on the “ACCEPT” box, the Participant agrees to be bound by the terms of this Election as stated above.

Participant’s Signature ____________________________

Participant’s Printed Name ____________________________

Participant’s National Insurance Number ____________________________

Date ____________________________

Acceptance by THE EMPLOYER

The Employer agrees to be bound by the terms of this Election, as stated above.

Galecto Biotech ApS

SCHEDULE TO FORM OF ELECTION – EMPLOYING COMPANIES

The employing companies to which this Election relates are:

(1)
Galecto Biotech ApS

Registered Office:	Ole Maaloes Vej 3, DK-2200 Copenhagen N, Denmark
Company Registration Number:	DK-34878366
PAYE Reference:	475/LB05779

Global STOCK OPTION AGREEMENT
FOR NON-EMPLOYEE DIRECTORS
UNDER GALECTO, INC.
2020 EQUITY INCENTIVE PLAN

Name of Grantee:
No. of Shares of Stock Subject to Option:		(the “Option Shares”)
Option Exercise Price per Share:	$	(the “Exercise Price”)
Grant Date:
Expiration Date:		(the “Expiration Date”)

Pursuant to the Galecto, Inc. 2020 Equity Incentive Plan as amended through the date hereof (the “Plan”) and this Global Stock Option Agreement, including any additional terms and conditions for the Grantee’s country set forth in the appendix attached hereto (the “Appendix” and, together with this Global Stock Option Agreement, the “Agreement”), Galecto, Inc. (the “Company”) hereby grants to the Grantee named above, who is a Director of the Company but is not an employee of the Company or any Affiliate, an option (the “Stock Option”) to purchase on or prior to the Expiration Date specified above all or part of the number of shares of Common Stock, par value $0.00001 per share (the “Stock”), of the Company specified above at the Option Exercise Price per Option Share specified above subject to the terms and conditions set forth in the Agreement and in the Plan. This Stock Option is not intended to be an “incentive stock option” under Section 422 of the U.S. Internal Revenue Code of 1986, as amended. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

Exercisability Schedule. No portion of this Stock Option may be exercised until such portion shall have become exercisable. Except as set forth below, and subject to the discretion of the Administrator to accelerate the exercisability schedule hereunder, this Stock Option shall be exercisable with respect to the following number of Option Shares on the dates indicated so long as the Grantee maintains a Service Relationship on such dates.

Incremental Number of Option Shares Exercisable	Exercisability Date
_____________ (___%)	____________
_____________ (___%)	____________
_____________ (___%)	____________
_____________ (___%)	____________
_____________ (___%)	____________

If the Grantee is not in a Service Relationship on an Exercisability Date, the Grantee will not earn or be entitled to any pro-rated vesting for any portion of time before an Exercisability Date during which the Grantee was in a Service Relationship, nor will the Grantee be entitled to any compensation for lost vesting. Once exercisable, this Stock Option shall continue to be exercisable at any time or times prior to the close of business on the Expiration Date, subject to the provisions hereof and of the Plan. Notwithstanding the foregoing, upon a Sale Event, this Stock Option shall become 100% exercisable.

Manner of Exercise.

The Grantee may exercise this Stock Option only in the following manner: from time to time on or prior to the Expiration Date of this Stock Option, the Grantee may give written notice to the Administrator (or such person or entity as the Administrator may designate) of his or her election to purchase some or all of the Option Shares purchasable at the time of such notice. This notice shall specify the number of Option Shares to be purchased.

Payment of the Exercise Price may be made by one or more of the following methods: (i) in cash, by certified or bank check or other instrument acceptable to the Administrator; (ii) if permitted by the Administrator, through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the Grantee on the open market or that are beneficially owned by the Grantee and are not then subject to any restrictions under any Company plan and that otherwise satisfy any holding periods as may be required by the Administrator; (iii) by the Grantee delivering to the Company (or such person or entity as the Administrator may designate) a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the Exercise Price, provided that in the event the Grantee chooses to pay the Exercise Price as so provided, the Grantee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure; (iv) if permitted by the Administrator, by a “net exercise” arrangement pursuant to which the Company will reduce the number of Option Shares issuable upon exercise by the largest whole number of shares of Stock with a Fair Market Value that does not exceed the Exercise Price; or (v) a combination of (i), (ii), (iii) and (iv) above. Payment instruments will be received subject to collection.

The transfer to the Grantee on the records of the Company or of the transfer agent of the Option Shares will be contingent upon (i) the Company’s receipt from the Grantee of the full Exercise Price, as set forth above, (ii) the fulfillment of any other requirements contained herein or in the Plan or in any other agreement or provision of laws, and (iii) the receipt by the Company of any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of Stock to be purchased pursuant to the exercise of Stock Options under the Plan and any subsequent resale of the shares of Stock will be in compliance with applicable laws and regulations. In the event the Grantee chooses to pay the Exercise Price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the Grantee upon the exercise of this Stock Option shall be net of the shares of Stock attested to.

The shares of Stock purchased upon exercise of this Stock Option shall be transferred to the Grantee on the records of the Company or of the transfer agent upon compliance to the satisfaction of the Administrator with all requirements under applicable laws or regulations in connection with such transfer and with the requirements hereof and of the Plan. The determination of the Administrator as to such compliance shall be final and binding on the Grantee. The Grantee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to this Stock Option unless and until this Stock Option shall have been exercised pursuant to the terms hereof, the Company or the transfer agent shall have transferred the shares of Stock to the Grantee, and the Grantee’s name shall have been entered as the stockholder of record on the books of the Company. Thereupon, the Grantee shall have full voting, dividend and other ownership rights with respect to such shares of Stock.

The minimum number of shares of Stock with respect to which this Stock Option may be exercised at any one time shall be 100 shares of Stock, unless the number of shares of Stock with respect to which this Stock Option is being exercised is the total number of shares of Stock subject to exercise under this Stock Option at the time.

Notwithstanding any other provision hereof or of the Plan, no portion of this Stock Option shall be exercisable after the Expiration Date hereof.

Termination of Service Relationship. If the Grantee’s Service Relationship ceases, the period within which to exercise this Stock Option may be subject to earlier termination as set forth below.

Termination Due to Death or Disability. If the Grantee’s Service Relationship ceases by reason of the Grantee’s death or disability (as reasonably determined by the Administrator in accordance with Section 409A and applicable law), any portion of this Stock Option outstanding on such date, to the extent exercisable on the date of death or termination due to disability, may thereafter be exercised by the Grantee or Grantee’s legal representative or legatee, as applicable, for a period of 12 months from the date of termination due to death, disability or until the Expiration Date, if earlier. Any portion of this Stock Option that is not exercisable on the date of termination due to death or disability shall terminate immediately and be of no further force or effect.

Other Termination. If the Grantee’s Service Relationship ceases for any reason other than the Grantee’s death or disability, any portion of this Stock Option outstanding on such date may be exercised, to the extent exercisable on the date of termination, for a period of two years from the date of termination or until the Expiration Date, if earlier. Any portion of this Stock Option that is not exercisable on the date of termination shall terminate immediately and be of no further force or effect.

The Administrator’s determination of the reason for termination of the Grantee’s Service Relationship shall be conclusive and binding on the Grantee and his or her representatives or legatees.

Incorporation of Plan. Notwithstanding anything herein to the contrary, this Stock Option shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan. However, this Agreement sets out specific terms for this Stock Option, and those terms will prevail over more general terms in the Plan on the same issue, if any, or in the event of a conflict between such terms.

Transferability. This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. This Stock Option is exercisable, during the Grantee’s lifetime, only by the Grantee, and thereafter, only by the Grantee’s legal representative or legatee.

Responsibility for Taxes.

The Grantee acknowledges and agrees that, regardless of any action taken by the Company or any Affiliate, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Grantee’s participation in the Plan and legally applicable or deemed applicable to the Grantee (“Tax-Related Items”) is and remains the Grantee’s responsibility and may exceed the amount, if any, actually withheld by the Company or any Affiliate. The Grantee further acknowledges that the Company (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Stock Option or the underlying shares of Stock, including, but not limited to, the grant, vesting or exercise of this Stock Option, the subsequent sale of shares of Stock acquired upon the exercise of this Stock Option and the receipt of any dividends; and (ii) does not commit to and is under no obligation to structure the terms of the grant or any aspect of this Stock Option to reduce or eliminate the Grantee’s liability for Tax-Related Items or to achieve any particular tax result. Further, if the Grantee is subject to Tax-Related Items in more than one jurisdiction, the Grantee acknowledges that the Company and/or an Affiliate may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to the relevant taxable or tax withholding event, as applicable, the Grantee agrees to make adequate arrangements satisfactory to the Company and/or the Service Recipient to satisfy all Tax-Related Items. In this regard, the Grantee authorizes the Company and its Affiliates, or their respective agents, at their discretion, to satisfy any applicable withholding obligations with regard to all Tax-Related Items by one or a combination of the following: (i) requiring the Grantee to make a payment in a form acceptable to the Company, (ii) withholding from compensation payable to the Grantee, (iii) withholding from proceeds of the sale of the shares of Stock acquired upon the exercise of this Stock Option either through a voluntary sale or through a mandatory sale arranged by the Company (on the Grantee’s behalf pursuant to this authorization without further consent), (iv) withholding from the shares of Stock otherwise issuable at exercise of this Stock Option, provided, however, that the Company shall affirmatively approve, by Board action, any such withholding of shares of Stock as contemplated in the immediately preceding proviso, or (v) any other method of withholding determined by the Company and, to the extent required by applicable law or the Plan, approved by the Administrator.

The Company and/or an Affiliate may withhold or account for Tax-Related Items by considering statutory withholding rates or other withholding rates, including maximum rates applicable in the Grantee’s jurisdiction(s). In the event of over-withholding, the Grantee may receive a refund of any over-withheld amount in cash (with no entitlement to the equivalent in shares of Stock) or, if not refunded, the Grantee may seek a refund from the local tax authorities. In the event of under-withholding, the Grantee may be required to pay additional Tax-Related Items directly to the applicable tax authority or to the Company and/or an Affiliate. If the obligation for Tax-Related Items is satisfied by withholding in shares of Stock, for tax purposes, the Grantee is deemed to have been issued the full number of shares of Stock subject to the exercised Stock Option, notwithstanding that a number of the shares of Stock is held back solely for the purpose of paying the Tax-Related Items.

The Grantee agrees to pay to the Company or an Affiliate any amount of Tax-Related Items that the Company or an Affiliate may be required to withhold or account for as a result of the Grantee’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the shares of Stock or the proceeds of the sale of the shares of Stock acquired upon the exercise of this Stock Option, if the Grantee fails to comply with his or her obligations in connection with the Tax-Related Items.

No Creation of or Obligation to Continue Service Relationship. The grant of this Stock Option shall not be interpreted as forming an employment or service agreement with the Company or any Affiliate, and shall not be construed as giving the Grantee any right to be retained as a Director of the Company.

Nature of Grant. By accepting the grant of this Stock Option, the Grantee acknowledges, understands and agrees that:

the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

the grant of this Stock Option is exceptional, voluntary and occasional and does not create any contractual or other right to receive any stock options, or benefits in lieu of stock options, in the future even if stock options have been granted in the past;

all decisions with respect to future stock options or other grants, if any, will be at the sole discretion of the Company;

the Grantee is voluntarily participating in the Plan;

the future value of the underlying shares of Stock is unknown, indeterminable and cannot be predicted with certainty;

if the underlying shares of Stock do not increase in value after the grant date, this Stock Option will have no value;

if the Grantee exercises this Stock Option and acquires shares of Stock, the value of such shares of Stock may increase or decrease in value, even below the Exercise Price per share of Stock;

neither the Company, the Service Recipient nor any other Affiliate shall be liable for any foreign exchange rate fluctuation between the Grantee’s local currency and the U.S. dollar that may affect the value of this Stock Option or of any amounts due to the Grantee pursuant to the exercise of this Stock Option or the subsequent sale of any shares of Stock acquired upon exercise.

Data Privacy Consent. The Grantee hereby declares that he or she agrees with the data processing practices described herein and consents to the collection, processing and use of Personal Data (as defined below) by the Company and the transfer of Personal Data to the recipients mentioned herein, including recipients located in countries which do not adduce an adequate level of protection from a European (or other non-U.S.) data protection law perspective, for the purposes described herein.

a) Declaration of Consent. The Grantee understands that he or she must review the following information about the processing of Personal Data by or on behalf of the Company or, if different, the Service Recipient as described in this form and any materials related to the Grantee’s eligibility to participate in the Plan and declare his or her consent. As regards the processing of the Grantee’s Personal Data in connection with the Plan, the Grantee understands that the Company is the controller of his or her Personal Data.

b) Data Processing and Legal Basis. The Company collects, uses and otherwise processes certain information about the Grantee for purposes of implementing, administering and managing the Plan. The Grantee understands that this information may include, without limitation, the Grantee’s name, home address and telephone number, email address, date of birth, social insurance, passport or other identification number (e.g., resident registration number), salary, nationality, job title, any shares of stock or directorships held in the Company or its Affiliates, details of all equity awards or any other entitlement to shares of Stock or equivalent benefits awarded, canceled, exercised, vested, unvested or outstanding in the Grantee’s favor (the “Personal Data”). The legal basis for the processing of the Grantee’s Personal Data, where required, is the Grantee’s consent.

c) Stock Plan Administration Service Providers. The Grantee understands that the Company transfers his or her Personal Data, or parts thereof, to Solium Capital LLC, Morgan Stanley Smith Barney LLC and its affiliates (which operate directly or indirectly as Shareworks) (“Morgan Stanley”), an independent service provider based in the U.S., which assists the Company with the implementation, administration and management of the Plan. In the future, the Company may select different service providers and share the Grantee’s Personal Data with such different service providers that serve the Company in a similar manner. The Company’s service providers will open an account for the Grantee to receive and trade shares of Stock acquired under the Plan and the Grantee may be asked to agree on separate terms and data processing practices with the service provider, which is a condition of any ability to participate in the Plan.

d)International Data Transfers. The Company and, as of the date hereof, any third parties assisting in the implementation, administration and management of the Plan, such as Morgan Stanley, are based in the U.S. If the Grantee is located outside the U.S., the Grantee’s country may have enacted data privacy laws that are different from the laws of the U.S. The Company’s legal basis for the transfer of Personal Data is the Grantee’s consent.

e) Data Retention. The Company will process the Grantee’s Personal Data only as long as is necessary to implement, administer and manage the Grantee’s participation in the Plan, or to comply with legal or regulatory obligations, including under tax, exchange control, labor and securities laws. In the latter case, the Grantee understands and acknowledges that the

Company’s legal basis for the processing of his or her Personal Data would be compliance with the relevant laws or regulations. When the Company no longer needs Personal Data for any of the above purposes, the Grantee understands that the Company will remove it from its systems.

f) Voluntariness and Consequences of Denial/Withdrawal of Consent. The Grantee understands that any participation in the Plan and the Grantee’s consent are purely voluntary. The Grantee may deny or later withdraw his or her consent at any time, with future effect and for any or no reason. If the Grantee denies or later withdraws his or her consent, the Company cannot offer participation in the Plan or grant Stock Options or other equity awards to the Grantee or administer or maintain such awards, and the Grantee will not be eligible to participate in the Plan. The Grantee further understands that denial or withdrawal of his or her consent would not affect the Grantee’s Service Relationship and that the Grantee would merely forfeit the opportunities associated with the Plan.

g) Data Subject Rights. The Grantee understands that data subject rights regarding the processing of personal data vary depending on the applicable law and that, depending on where the Grantee is based and subject to the conditions set out in the applicable law, the Grantee may have, without limitation, the rights to (i) inquire whether and what kind of Personal Data the Company holds about the Grantee and how it is processed, and to access or request copies of such Personal Data, (ii) request the correction or supplementation of Personal Data about the Grantee that is inaccurate, incomplete or out-of-date in light of the purposes underlying the processing, (iii) obtain the erasure of Personal Data no longer necessary for the purposes underlying the processing, (iv) request the Company to restrict the processing of the Grantee’s Personal Data in certain situations where the Grantee feels its processing is inappropriate, (v) object, in certain circumstances, to the processing of Personal Data for legitimate interests, and to (vi) request portability of the Grantee’s Personal Data that he or she has actively or passively provided to the Company (which does not include data derived or inferred from the collected data), where the processing of such Personal Data is based on consent or the Grantee’s Service Relationship and is carried out by automated means. In case of concerns, the Grantee also may have the right to lodge a complaint with the competent local data protection authority. Further, to receive clarification of, or to exercise any of, the Grantee’s rights, the Grantee understands he or she should contact his or her local human resources representative.

Compliance with Law. Notwithstanding any other provision of the Plan or this Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the shares of Stock, the Company shall not be required to deliver any shares of Stock issuable upon exercise of this Stock Option prior to the completion of any registration or qualification of the shares of Stock under any U.S. or non-U.S. local, state or federal securities or other applicable law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other U.S. or non-U.S. governmental regulatory body, or prior to obtaining any approval or other clearance from any U.S. or non-U.S. local, state or federal governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. The Grantee understands that the Company is under no obligation to register or qualify the shares of Stock subject to this Stock Option with the SEC or any U.S. state or non-U.S. securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the shares of Stock. Further, the Grantee agrees that the Company shall have unilateral authority to amend the Plan and this Agreement without the Grantee’s consent to the extent necessary to comply with securities or other laws applicable to the issuance of the shares of Stock.

Language. The Grantee acknowledges that he or she is proficient in the English language, or has consulted with an advisor who is proficient in the English language, so as to enable the Grantee to understand the provisions of this Agreement and the Plan. If the Grantee has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

Appendix. Notwithstanding any provision in this Global Stock Option Agreement, this Stock Option shall be subject to the additional terms and conditions for the Grantee’s country, as set forth in the Appendix attached hereto. If the Grantee transfers from the U.S. to a country outside the U.S., or if the Grantee relocates between countries included in the Appendix during the life of this Stock Option, the applicable terms and conditions in the Appendix shall apply to the Grantee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.

No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Grantee’s participation in the Plan, or his or her acquisition or sale of the underlying shares of Stock. The Grantee should consult with his or her own personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan.

Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

Governing Law/Venue. This Agreement and this Stock Option shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware. Any and all disputes relating to, concerning or arising from this Stock Option, or relating to, concerning or arising from the relationship between the parties evidenced by this Agreement, shall be brought and heard exclusively in the United States District Court for the District of New Delaware or the Delaware Superior Court, New Castle County. Each of the parties hereby represents and agrees that such party is subject to the personal jurisdiction of said courts; hereby irrevocably consents to the jurisdiction of such courts in any legal or equitable proceedings related to, concerning or arising from such dispute, and waives, to the fullest extent permitted by law, any objection which such party may now or hereafter have that the laying of the venue of any legal or equitable proceedings related to, concerning or arising from such dispute which is brought in such courts is improper or that such proceedings have been brought in an inconvenient forum.

Waiver. The Grantee acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Grantee or any other grantees.

Integration. This Agreement constitutes the entire agreement between the parties with respect to this Stock Option and supersedes all prior agreements and discussions between the parties concerning such subject matter.

Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

Imposition of Other Requirements. The Company reserves the right to impose other requirements on this Stock Option and the shares of Stock acquired upon exercise of this Stock Option, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Grantee to enter into any additional agreements or undertakings that may be necessary to accomplish the foregoing.

Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and agrees to accept this Agreement or otherwise participate in the Plan in the future through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

Insider Trading/Market Abuse. The Grantee acknowledges that, depending on the Grantee’s or the broker’s country or where the shares of Stock are listed, the Grantee may be subject to insider trading restrictions and/or market abuse laws which may affect his or her ability to accept, acquire, sell or otherwise dispose of shares of Stock, rights to shares of Stock (e.g., this Stock Option) or rights linked to the value of shares of Stock during such times the Grantee is considered to have “inside information” regarding the Company as defined in the laws or regulations in the applicable jurisdictions). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Grantee placed before he or she possessed inside information. Furthermore, the Grantee could be prohibited from (i) disclosing the inside information to any third party (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable insider trading policy of the Company, as described in Section 18(e) of the Plan. The Grantee is responsible for complying with any restrictions and should speak to his or her personal advisor on this matter.

Exchange Control, Foreign Asset/Account and/or Tax Reporting. Depending upon the country to whose laws the Grantee is subject, the Grantee may have certain foreign asset/account and/or tax reporting requirements that may affect his or her ability to acquire or hold shares of Stock under the Plan or cash received from participating in the Plan (including from any dividends or sale proceeds arising from the sale of shares of Stock) in a brokerage or bank account outside the Grantee’s country of residence. The Grantee’s country may require that he or she report such accounts, assets or transactions to the applicable authorities in his or her country. The Grantee also may be required to repatriate cash received from participating in the Plan to his or her country within a certain period of time after receipt. The Grantee is responsible for knowledge of and compliance with any such regulations and should speak with his or her personal tax, legal and financial advisors regarding same.

Galecto, Inc.

By:
Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Grantee (including through an online acceptance process) is acceptable.

Dated:	Grantee’s Signature

Grantee's name and address:

Appendix

TO THE GLOBAL STOCK OPTION AGREEMENT
FOR NON-EMPLOYEE DIRECTORS
UNDER GALECTO, INC.
2020 EQUITY INCENTIVE PLAN

Additional TERMS AND CONDITIONS

FOR Grantees IN COUNTRIES OUTSIDE THE UNITED STATES

Capitalized terms, unless explicitly defined in this Appendix, shall have the meanings given to them in the Global Stock Option Agreement (“Stock Option Agreement”) or in the Plan.

Terms and Conditions

This Appendix includes additional terms and conditions that govern this Stock Option if the Grantee provides services and/or resides in one of the countries listed below. If the Grantee is a citizen or resident of a country other than the one in which the Grantee is currently providing services and/or residing (or is considered as such for local law purposes), or if the Grantee transfers his or her residency to a different country after this Stock Option is granted, the Company will, in its discretion, determine the extent to which the terms and conditions contained herein will apply to the Grantee.

Notifications

This Appendix also includes information regarding certain other issues of which the Grantee should be aware with respect to the Grantee’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of December 2020. Such laws are often complex and change frequently. As a result, the Grantee should not rely on the information noted herein as the only source of information relating to the consequences of participation in the Plan because the information may be outdated at the time the Grantee exercises this Stock Option or sells any shares of Stock acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to the Grantee’s particular situation. As a result, the Company is not in a position to assure the Grantee of any particular result. Accordingly, the Grantee should seek appropriate professional advice as to how the relevant laws in the Grantee’s country may apply to the Grantee’s individual situation.

If the Grantee is a citizen or resident of a country other than the one in which the Grantee is currently providing services and/or residing (or is considered as such for local law purposes), or if the Grantee transfers his or her residency to a different country after this Stock Option is granted, the information contained in this Appendix may not be applicable to the Grantee in the same manner.

CANADA

Terms and Conditions

Method of Payment. Notwithstanding any provision in the Plan or the Agreement to the contrary, the Grantee will not be permitted to pay the Exercise Price using the methods set forth in Section 2(a)(ii) and Section 2(a)(iv) of the Stock Option Agreement.

The following provisions apply if the Grantee resides in Quebec:

Language Consent. The parties acknowledge that it is their express wish that the Agreement be drawn up in English, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto.

Consentement Relatif à la Langue. Les parties reconnaissent avoir exigé la rédaction en anglais de la convention, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement, à la présente convention.

Notifications

Securities Law Information. The Grantee is permitted to sell shares of Stock acquired under the Plan through the designated broker appointed under the Plan, if any, provided the resale of shares of Stock acquired under the Plan takes place outside Canada through the facilities of a stock exchange on which the Stock is listed.

DENMARK

There are no country-specific terms.

MALAYSIA

There are no country-specific terms.

SWEDEN

There are no country-specific terms.

UNITED KINGDOM

There are no country-specific terms.

RESTRICTED STOCK UNIT AWARD AGREEMENT
FOR COMPANY EMPLOYEES AND CONSULTANTS
UNDER GALECTO, INC.
2020 EQUITY INCENTIVE PLAN

Name of Grantee:
No. of Restricted Stock Units:
Grant Date:	(the “Grant Date”)

Pursuant to the Galecto, Inc. 2020 Equity Incentive Plan as amended through the date hereof (the “Plan”), Galecto, Inc. (the “Company”) hereby grants an award of the number of Restricted Stock Units listed above (an “Award”) to the Grantee named above. Each Restricted Stock Unit shall relate to one share of Common Stock, par value $0.00001 per share (the “Stock”) of the Company.

Restrictions on Transfer of Award. This Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of by the Grantee, and any shares of Stock issuable with respect to the Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of until (i) the Restricted Stock Units have vested as provided in Paragraph 2 of this Agreement and (ii) shares of Stock have been issued to the Grantee in accordance with the terms of the Plan and this Agreement.

Vesting of Restricted Stock Units. The restrictions and conditions of Paragraph 1 of this Agreement shall lapse on the Vesting Date or Dates specified in the following schedule so long as the Grantee maintains a Service Relationship with the Company or a Subsidiary on such Vesting Dates. If a series of Vesting Dates is specified, then the restrictions and conditions in Paragraph 1 shall lapse only with respect to the number of Restricted Stock Units specified as vested on such date.

Portion of Restricted Stock Units Vested	Vesting Date
%
%
%
%
%

The Administrator may at any time accelerate the vesting schedule specified in this Paragraph 2. In addition, (i) in the event of a termination of the Grantee’s Service Relationship without Cause (and excluding for death or disability) that occurs prior to the last Vesting Date above, a prorated portion of the Restricted Stock Units shall vest upon such termination, determined by multiplying the number of Restricted Stock Units that would have otherwise vested upon the next Vesting Date by a fraction, (x) the numerator of which is the number of whole calendar months that have elapsed following the later to have occurred between the Grant Date or the first Vesting Date and (y) the denominator of which is (1) 12 if the termination occurs prior to the first Vesting Date and (2) 6 if the termination occurs after the first Vesting Date; and (ii) 100% of the then unvested Restricted Stock Units shall vest in the event of a termination of the Grantee’s Service Relationship without Cause (and excluding for death or disability) if such termination occurs upon the consummation of or within twenty-four (24) months of a Sale Event, subject to the Grantee’s continued Service Relationship.

Termination of Service Relationship. If the Grantee’s Service Relationship with the Company and its Subsidiaries ceases for any reason (including death or disability, which such disability is reasonably determined by the Administrator in accordance with Section 409A and applicable law) prior to the satisfaction of the vesting conditions set forth in Paragraph 2 above, any Restricted Stock Units that have not vested as of such date shall automatically and without notice terminate and be forfeited, and neither the Grantee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such unvested Restricted Stock Units.

Issuance of Shares of Stock. As soon as practicable following each Vesting Date (but in no event later than two and one-half months after the end of the year in which the Vesting Date occurs), the Company shall issue to the Grantee the number of shares of Stock equal to the aggregate number of Restricted Stock Units that have vested pursuant to Paragraph 2 of this Agreement on such date and the Grantee shall thereafter have all the rights of a stockholder of the Company with respect to such shares.

Incorporation of Plan. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

Tax Withholding. The Grantee shall, not later than the date as of which the receipt of this Award becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Administrator for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event. The Company shall have the authority to cause the required minimum tax withholding obligation to be satisfied, in whole or in part, by withholding from shares of Stock to be issued to the Grantee a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due.

Section 409A of the Code. This Agreement shall be interpreted in such a manner that all provisions relating to the settlement of the Award are exempt from the requirements of Section 409A of the Code as “short-term deferrals” as described in Section 409A of the Code.

No Obligation to Continue Employment. Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Grantee in employment and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate the employment of the Grantee at any time.

Integration. This Agreement constitutes the entire agreement between the parties with respect to this Award and supersedes all prior agreements and discussions between the parties concerning such subject matter.

Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Grantee (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Grantee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Grantee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.

Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

Galecto, Inc.

By:
Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Grantee (including through an online acceptance process) is acceptable.

Dated:	Grantee’s Signature

Grantee's name and address:

RESTRICTED STOCK UNIT AWARD AGREEMENT
FOR NON-U.S. GRANTEES
UNDER GALECTO, INC.
2020 EQUITY INCENTIVE PLAN

Name of Grantee:
No. of Restricted Stock Units:
Grant Date:	(the “Grant Date”)

Pursuant to the Galecto, Inc. 2020 Equity Incentive Plan as amended through the date hereof (the “Plan”), and this Restricted Stock Unit Award Agreement for Non-U.S. Grantees, including any additional terms and conditions for the Grantee’s country in the appendix attached hereto (the “Appendix” and collectively with the Restricted Stock Unit Award Agreement for Non-U.S. Grantees, the “Agreement”), Galecto, Inc. (the “Company”) hereby grants an award of the number of Restricted Stock Units listed above (an “Award”) to the Grantee named above. Each Restricted Stock Unit shall relate to one share of Common Stock, par value $0.00001 per share (the “Stock”) of the Company. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

Restrictions on Transfer of Award. This Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of by the Grantee, and any shares of Stock issuable with respect to the Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of until (i) the Restricted Stock Units have vested as provided in Paragraph 2 of this Agreement and (ii) shares of Stock have been issued to the Grantee in accordance with the terms of the Plan and this Agreement.

Vesting of Restricted Stock Units. The restrictions and conditions of Paragraph 1 of this Agreement shall lapse on the Vesting Date or Dates specified in the following schedule so long as the Grantee maintains a Service Relationship on such Vesting Dates. If a series of Vesting Dates is specified, then the restrictions and conditions in Paragraph 1 shall lapse only with respect to the number of Restricted Stock Units specified as vested on such date.

Portion of Restricted Stock Units Vested	Vesting Date
%
%
%
%
%

The Administrator may at any time accelerate the vesting schedule specified in this Paragraph 2. In addition, (i) in the event of a termination of the Grantee’s Service Relationship without Cause (and excluding for death or disability) that occurs prior to the last Vesting Date.

above, a prorated portion of the Restricted Stock Units shall vest upon such termination, determined by multiplying the number of Restricted Stock Units that would have otherwise vested upon the next Vesting Date by a fraction, (x) the numerator of which is the number of whole calendar months that have elapsed following the later to have occurred between the Grant Date or the first Vesting Date and (y) the denominator of which is (1) 12 if the termination occurs prior to the first Vesting Date and (2) 6 if the termination occurs after the first Vesting Date; and (ii) 100% of the then unvested Restricted Stock Units shall vest in the event of a termination of the Grantee’s Service Relationship without Cause (and excluding for death or disability) if such termination occurs upon the consummation of or within twenty-four (24) months of a Sale Event, subject to the Grantee’s continued Service Relationship.

Termination of Service Relationship. If the Grantee’s Service Relationship ceases for any reason (including death or disability, which such disability is reasonably determined by the Administrator in accordance with Section 409A and applicable law) prior to the satisfaction of the vesting conditions set forth in Paragraph 2 above, any Restricted Stock Units that have not vested as of such date shall automatically and without notice terminate and be forfeited, and neither the Grantee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such unvested Restricted Stock Units.

For purposes of this Award, the Grantee's Service Relationship will be considered terminated as of the date the Grantee is no longer actively providing services to the Company or any Subsidiary (regardless of the reason for such termination and whether or not later found to be invalid or in breach of labor laws in the jurisdiction where the Grantee provides services or the terms of his or her employment or other service agreement, if any). The Administrator shall have the exclusive discretion to determine when the Grantee is no longer actively providing services for purposes of the Award (including whether the Grantee may still be considered to be providing services while on a leave of absence).

Issuance of Shares of Stock. As soon as practicable following each Vesting Date (but in no event later than two and one-half months after the end of the year in which the Vesting Date occurs), the Company shall issue to the Grantee the number of shares of Stock equal to the aggregate number of Restricted Stock Units that have vested pursuant to Paragraph 2 of this Agreement on such date and the Grantee shall thereafter have all the rights of a stockholder of the Company with respect to such shares of Stock.

Incorporation of Plan. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan.

Responsibility for Taxes.

The Grantee acknowledges and agrees that, regardless of any action taken by the Company or, if different, the Subsidiary employing or otherwise retaining the service of the Grantee (the “Service Recipient”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Grantee’s participation in the Plan and legally applicable or deemed legally applicable to the Grantee (“Tax-Related Items”) is and remains the Grantee’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Service Recipient. The Grantee further acknowledges that the Company and/or the Service Recipient (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Award or the underlying shares of Stock, including, but not limited to, the grant, vesting or settlement of the Award, the subsequent sale of shares of Stock acquired upon settlement of the Award and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of this Award to reduce or eliminate the Grantee’s liability for Tax-Related Items or to achieve any particular tax result. Further, if the Grantee is subject to Tax-Related Items in more than one jurisdiction, the Grantee acknowledges that the Company and/or the Service Recipient (or former service recipient, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

In connection with the relevant taxable or tax withholding event, as applicable, the Grantee agrees to make adequate arrangements satisfactory to the Company and/or the Service Recipient to satisfy all Tax-Related Items. In this regard, the Grantee authorizes the Company and/or the Service Recipient, or their respective agents, at their discretion, to satisfy any applicable withholding obligations or rights with regard to all Tax-Related Items by one or a combination of the following: (i) requiring the Grantee to make a payment in a form acceptable to the Company, (ii) withholding from the Grantee’s wages or other compensation payable to the Grantee, (iii) withholding from proceeds of the sale of the shares of Stock acquired upon the settlement of this Award either through a voluntary sale or through a mandatory sale arranged by the Company (on the Grantee’s behalf pursuant to this authorization without further consent), (iv) withholding from the shares of Stock otherwise issuable at vesting of the Award, or (v) any other method of withholding determined by the Company and, to the extent required by applicable law or the Plan, approved by the Administrator.

Depending on the withholding method and subject to the provisions of the Plan, the Company and/or the Service Recipient may withhold or account for Tax-Related Items by considering statutory withholding rates or other withholding rates, including maximum rates applicable in the Grantee’s jurisdiction(s). In the event of over-withholding, the Grantee may receive a refund of any over-withheld amount in cash (with no entitlement to the equivalent in shares of Stock) or, if not refunded, the Grantee may seek a refund from the local tax authorities. In the event of under-withholding, the Grantee may be required to pay additional Tax-Related Items directly to the applicable tax authority or to the Company and/or the Service Recipient. If the obligation for Tax-Related Items is satisfied by withholding in shares of Stock, for tax purposes, the Grantee is deemed to have been issued the full number of shares of Stock subject to the vested Award, notwithstanding that a number of the shares of Stock is held back solely for the purpose of paying the Tax-Related Items.

The Grantee agrees to pay to the Company or the Service Recipient any amount of Tax-Related Items that the Company or the Service Recipient may be required to withhold or account for as a result of the Grantee’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the shares of Stock or the proceeds of the sale of the shares of Stock acquired upon the settlement of the Award, if the Grantee fails to comply with his or her obligations in connection with the Tax-Related Items.

Section 409A of the Code. This Agreement shall be interpreted in such a manner that all provisions relating to the settlement of the Award are exempt from the requirements of Section 409A of the Code as “short-term deferrals” as described in Section 409A of the Code.

No Creation of or Obligation to Continue Service Relationship. The grant of this Award shall not be interpreted as forming an employment or service agreement with the Company or any Subsidiary, and shall not be construed as giving the Grantee any right to be retained in the employ of, or otherwise provide services to, the Company, the Service Recipient or any other Subsidiary. Neither the Plan nor this Agreement shall interfere in any way with the right of the Company or the Service Recipient, as applicable, to terminate the Service Relationship of the Grantee at any time.

Nature of Grant. By accepting Award, the Grantee acknowledges, understands and agrees that:

the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

the Award is exceptional, voluntary and occasional and does not create any contractual or other right to receive any restricted stock units, or benefits in lieu of restricted stock units, in the future even if restricted stock units have been granted in the past;

all decisions with respect to future restricted stock units or other grants, if any, will be at the sole discretion of the Company;

the Grantee is voluntarily participating in the Plan;

this Award and the shares of Stock subject to this Award, and the income from and value of same, are not intended to replace any pension rights or compensation;

this Award and the shares of Stock subject to this Award, and the income from and value of same, are not part of normal or expected compensation for any purpose, including but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, holiday pay, pension or retirement or welfare benefits or similar payments;

unless otherwise agreed with the Company in writing, this Award and the shares of Stock subject to this Award, and the income from and value of same, are not granted as consideration for, or in connection with, any service the Grantee may provide as a director of a Subsidiary;

the future value of the underlying shares of Stock is unknown, indeterminable and cannot be predicted with certainty;

no claim or entitlement to compensation or damages, including pro-rated compensation or damages shall arise from forfeiture of this Award resulting from the termination of the Grantee’s Service Relationship (for any reason whatsoever, whether or not later found to be invalid or in breach of applicable laws in the jurisdiction where the Grantee provides services or the terms of his or her employment or other service agreement, if any); and

neither the Company, the Service Recipient nor any other Subsidiary shall be liable for any foreign exchange rate fluctuation between the Grantee’s local currency and the U.S. dollar that may affect the value of this Award or of any amounts due to the Grantee pursuant to the settlement of this Award or the subsequent sale of any shares of Stock acquired upon settlement.

Data Privacy Consent. The Grantee hereby declares that he or she agrees with the data processing practices described herein and consents to the collection, processing and use of Personal Data (as defined below) by the Company and the transfer of Personal Data to the recipients mentioned herein, including recipients located in countries which do not adduce an adequate level of protection from a European (or other non-U.S.) data protection law perspective, for the purposes described herein.

h)Declaration of Consent. The Grantee understands that he or she must review the following information about the processing of Personal Data by or on behalf of the Company or, if different, the Service Recipient as described in this form and any materials related to the Grantee’s eligibility to participate in the Plan and declare his or her consent. As regards the processing of the Grantee’s Personal Data in connection with the Plan, the Grantee understands that the Company is the controller of his or her Personal Data.

i)Data Processing and Legal Basis. The Company collects, uses and otherwise processes certain information about the Grantee for purposes of implementing, administering and managing the Plan. The Grantee understands that this information may include, without limitation, the Grantee’s name, home address and telephone number, email address, date of birth, social insurance, passport or other identification number (e.g., resident registration number), salary, nationality, job title, any shares of stock or directorships held in the Company or its Subsidiaries, details of all equity awards or any other entitlement to shares of Stock or equivalent benefits awarded, canceled, exercised, vested, unvested or outstanding in the Grantee’s favor (the “Personal Data”). The legal basis for the processing of the Grantee’s Personal Data, where required, is the Grantee’s consent.

j)Stock Plan Administration Service Providers. The Grantee understands that the Company transfers his or her Personal Data, or parts thereof, to Solium Capital LLC, Morgan Stanley Smith Barney LLC and its affiliates (which operate directly or indirectly as Shareworks) (“Morgan Stanley”), an independent service provider based in the U.S., which assists the Company with the implementation, administration and management of the Plan. In the future, the Company may select different service providers and share the Grantee’s Personal Data with such different service providers that serve the Company in a similar manner. The Company’s service providers will open an account for the Grantee to receive and trade shares of Stock acquired under the Plan and the Grantee may be asked to agree on separate terms and data processing practices with the service provider, which is a condition of any ability to participate in the Plan.

k)International Data Transfers. The Company and, as of the date hereof, any third parties assisting in the implementation, administration and management of the Plan, such as Morgan Stanley, are based in the U.S. If the Grantee is located outside the U.S., the Grantee’s country may have enacted data privacy laws that are different from the laws of the U.S. The Company’s legal basis for the transfer of Personal Data is the Grantee’s consent.

l)Data Retention. The Company will process the Grantee’s Personal Data only as long as is necessary to implement, administer and manage the Grantee’s participation in the Plan, or to comply applicable law, exercise or defense of legal rights, and archiving, back-up and deletion processes. In the latter case, the Grantee understands and acknowledges that the Company’s legal basis for the processing of his or her Personal Data would be compliance with the relevant laws or regulations. When the Company no longer needs Personal Data for any of the above purposes, the Grantee understands that the Company will remove it from its systems.

m)Voluntariness and Consequences of Denial/Withdrawal of Consent. The Grantee understands that any participation in the Plan and the Grantee’s consent are purely voluntary. The Grantee may deny or later withdraw his or her consent at any time, with future effect and for any or no reason. If the Grantee denies or later withdraws his or her consent, the Company cannot offer participation in the Plan or grant Awards or other equity awards to the Grantee or administer or maintain such awards, and the Grantee will not be eligible to participate in the Plan. The Grantee further understands that denial or withdrawal of his or her consent would not affect the Grantee’s Service Relationship and that the Grantee would merely forfeit the opportunities associated with the Plan.

n)Data Subject Rights. The Grantee understands that data subject rights regarding the processing of personal data vary depending on the applicable law and that, depending on where the Grantee is based and subject to the conditions set out in the applicable law, the Grantee may have, without limitation, the rights to (i) inquire whether and what kind of Personal Data the Company holds about the Grantee and how it is processed, and to access or request copies of such Personal Data, (ii) request the correction or supplementation of Personal Data about the Grantee that is inaccurate, incomplete or out-of-date in light of the purposes underlying the processing, (iii) obtain the erasure of Personal Data no longer necessary for the purposes underlying the processing, (iv) request the Company to restrict the processing of the Grantee’s Personal Data in certain situations where the Grantee feels its processing is inappropriate, (v) object, in certain circumstances, to the processing of Personal Data for legitimate interests, and to (vi) request portability of the Grantee’s Personal Data that he or she has actively or passively provided to the Company (which does not include data derived or inferred from the collected data), where the processing of such Personal Data is based on consent or the Grantee’s Service Relationship and is carried out by automated means. In case of concerns, the Grantee also may have the right to lodge a complaint with the competent local data protection authority. Further, to receive clarification of, or to exercise any of, the Grantee’s rights, the Grantee understands he or she should contact his or her local human resources representative.

Compliance with Law. Notwithstanding any other provision of the Plan or this Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the shares of Stock, the Company shall not be required to deliver any shares of Stock issuable upon vesting of this Award prior to the completion of any registration or qualification of the shares of Stock under any U.S. or non-U.S. local, state or federal securities or other applicable law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other U.S. or non-U.S. governmental regulatory body, or prior to obtaining any approval or other clearance from any U.S. or non-U.S. local, state or federal governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. The Grantee understands that the Company is under no obligation to register or qualify the shares of Stock subject to this Award with the SEC or any U.S. state or non-U.S. securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the shares of Stock. Further, the Grantee agrees that the Company shall have unilateral authority to amend the Plan and this Agreement without the Grantee’s consent to the extent necessary to comply with securities or other laws applicable to the issuance of the shares of Stock.

Language. The Grantee acknowledges that he or she is proficient in the English language, or has consulted with an advisor who is proficient in the English language, so as to enable the Grantee to understand the provisions of this Agreement and the Plan. If the Grantee has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control, unless otherwise required by applicable law.

Appendix. Notwithstanding any provision in this Restricted Stock Unit Award Agreement for Non-U.S. Grantees, this Award shall be subject to the additional terms and conditions for the Grantee’s country, as set forth in the Appendix attached hereto. If the Grantee relocates between countries included in the Appendix during the life of this Award, the applicable terms and conditions in the Appendix shall apply to the Grantee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.

No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Grantee’s participation in the Plan, or his or her acquisition or sale of the underlying shares of Stock. The Grantee should consult with his or her own personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan.

Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

Governing Law/Venue. This Agreement and this Award shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware. Any and all disputes relating to, concerning or arising from this Award, or relating to, concerning or arising from the relationship between the parties evidenced by this Agreement, shall be brought and heard exclusively in the United States District Court for the District of New Delaware or the Delaware Superior Court, New Castle County. Each of the parties hereby represents and agrees that such party is subject to the personal jurisdiction of said courts; hereby irrevocably consents to the jurisdiction of such courts in any legal or equitable proceedings related to, concerning or arising from such dispute, and waives, to the fullest extent permitted by law, any objection which such party may now or hereafter have that the laying of the venue of any legal or equitable proceedings related to, concerning or arising from such dispute which is brought in such courts is improper or that such proceedings have been brought in an inconvenient forum.

Waiver. The Grantee acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Grantee or any other grantees.

Integration. This Agreement constitutes the entire agreement between the parties with respect to this Award and supersedes all prior agreements and discussions between the parties concerning such subject matter.

Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

Imposition of Other Requirements. The Company reserves the right to impose other requirements on this Award and the shares of Stock acquired upon vesting of this Award, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Grantee to enter into any additional agreements or undertakings that may be necessary to accomplish the foregoing.

Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and agrees to accept this Agreement or otherwise participate in the Plan in the future through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

Insider Trading/Market Abuse. The Grantee acknowledges that, depending on the Grantee’s or the broker’s country or where the shares of Stock are listed, the Grantee may be subject to insider trading restrictions and/or market abuse laws which may affect his or her ability to accept, acquire, sell or otherwise dispose of shares of Stock, rights to shares of Stock (e.g., this Award) or rights linked to the value of shares of Stock during such times the Grantee is considered to have “inside information” regarding the Company as defined in the laws or regulations in the applicable jurisdictions). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Grantee placed before he or she possessed inside information. Furthermore, the Grantee could be prohibited from (i) disclosing the inside information to any third party (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Keep in mind third parties includes fellow employees. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable insider trading policy of the Company, as described in Section 18(e) of the Plan. The Grantee is responsible for complying with any restrictions and should speak to his or her personal advisor on this matter.

Exchange Control, Foreign Asset/Account and/or Tax Reporting. Depending upon the country to whose laws the Grantee is subject, the Grantee may have certain foreign asset/account and/or tax reporting requirements that may affect his or her ability to acquire or hold shares of Stock under the Plan or cash received from participating in the Plan (including from any dividends or sale proceeds arising from the sale of shares of Stock) in a brokerage or bank account outside the Grantee’s country of residence. The Grantee’s country may require that he or she report such accounts, assets or transactions to the applicable authorities in his or her country. The Grantee also may be required to repatriate cash received from participating in the Plan to his or her country within a certain period of time after receipt. The Grantee is responsible for knowledge of and compliance with any such regulations and should speak with his or her personal tax, legal and financial advisors regarding same.

Galecto, Inc.

By:
Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Grantee (including through an online acceptance process) is acceptable.

Dated:	Grantee’s Signature

Grantee's name and address:

Appendix

TO THE RESTRICTED STOCK UNIT AWARD AGREEMENT
FOR NON-U.S. GRANTEES
UNDER GALECTO, INC.
2020 EQUITY INCENTIVE PLAN

Capitalized terms, unless explicitly defined in this Appendix, shall have the meanings given to them in the Restricted Stock Unit Award Agreement for Non-U.S. Grantees (“RSU Agreement”) or in the Plan.

Terms and Conditions

This Appendix includes additional terms and conditions that govern this Award if the Grantee provides services and/or resides in one of the countries listed below.

If the Grantee is a citizen or resident of a country other than the one in which the Grantee is currently providing services and/or residing (or is considered as such for local law purposes), or if the Grantee transfers his or her Service Relationship and/or residency to a different country after this Award is granted, the Company will, in its discretion, determine the extent to which the terms and conditions contained herein will apply to the Grantee.

Notifications

This Appendix also includes information regarding certain other issues of which the Grantee should be aware with respect to the Grantee’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of January 2023. Such laws are often complex and change frequently. As a result, the Grantee should not rely on the information noted herein as the only source of information relating to the consequences of participation in the Plan because the information may be outdated at the time the Grantee vests in the Award or sells any shares of Stock acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to the Grantee’s particular situation. As a result, the Company is not in a position to assure the Grantee of any particular result. Accordingly, the Grantee should seek appropriate professional advice as to how the relevant laws in the Grantee’s country may apply to the Grantee’s individual situation.

If the Grantee is a citizen or resident of a country other than the one in which the Grantee is currently providing services and/or residing (or is considered as such for local law purposes), or if the Grantee transfers his or her Service Relationship and/or residency to a different country after this Award is granted, the information contained in this Appendix may not be applicable to the Grantee in the same manner.

CANADA

Terms and Conditions

Restricted Stock Units Settled Only in Shares. Notwithstanding any discretion in the Plan or the RSU Agreement, Restricted Stock Units shall be settled only in shares of Stock. For the avoidance of doubt, under no circumstances will Restricted Stock Units be settled in cash.

Termination of Service Relationship. The following provision replaces in its entirety the last paragraph of Paragraph 3 of the RSU Agreement:

For purposes of this Award, the Grantee’s Service Relationship will be considered terminated as of the date that is the earliest of (a) the date the Grantee’s Service Relationship is terminated, (b) the date the Grantee receives written notice of termination, or (c) the date the Grantee is no longer actively providing services to the Company or any of its Subsidiaries, in all cases regardless of any notice period or period of pay in lieu of such notice required under applicable laws (including, but not limited to statutory law, regulatory law and/or common law) and regardless of the reason for such termination and whether or not later to be found invalid or in breach of applicable laws in the jurisdiction where the Grantee is providing services or the terms of the Grantee’s employment or other service agreement, if any. Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued vesting during a statutory notice period, the termination date for purposes of this Award will occur effective as of the last day of the Grantee’s minimum statutory notice period, but the Grantee will not earn or be entitled to pro-rated vesting if the Vesting Date falls after the end of the Grantee’s statutory notice period, nor will the Grantee be entitled to any compensation for lost vesting, except as expressly provided in Paragraph 2 of the RSU Agreement.

The following provisions apply if the Grantee resides in Quebec:

French Language Documents. A French translation of the Agreement, the Plan and certain other documents related to the Restricted Stock Units (as applicable) will be made available to the Grantee as soon as reasonably practicable. The Grantee understands that, from time to time, additional information related to the Restricted Stock Units may be provided in English and such information may not be immediately available in French. Notwithstanding anything to the contrary in the Agreement, and unless the Grantee indicates otherwise, the French translation of the Agreement and the Plan will govern the Restricted Stock Units and the Grantee’s participation in the Plan. Data Privacy. The following provision supplements Paragraph 9 of the RSU Agreement:

The Grantee hereby authorizes the Company and the Company’s representatives, including the broker(s) designated by the Company, to discuss with and obtain all relevant information from all personnel, professional or non-professional, involved with the administration of the Plan for purposes that relate to the administration of the Plan. The Grantee further authorizes the Company, the Service Recipient and any other Subsidiary and the Administrator to disclose and discuss the Plan with their advisors and to record all relevant information and keep such information in the Grantee's file. The Grantee acknowledges and agrees that his or her personal information, including sensitive personal information, may be transferred or disclosed outside of the province of Quebec, including to the United States. Finally, the Grantee acknowledges and authorizes the Company and other parties involved in the administration of the Plan to use technology for profiling purposes and to make automated decisions that may have an impact on the Grantee or the administration of the Plan.

Notifications

Securities Law Information. The Grantee is permitted to sell shares of Stock acquired under the Plan through the designated broker appointed under the Plan, if any, provided the resale of shares of Stock acquired under the Plan takes place outside Canada through the facilities of a stock exchange on which the Stock is listed.

DENMARK

Terms and Conditions

Nature of Grant. The following provisions supplement Paragraph 8 of the RSU Agreement:

By accepting this Award, the Grantee acknowledges, understands and agrees that the grant relates to future services to be performed and is not a bonus or compensation for past services.

Danish Stock Option Act. By accepting this Award, the Grantee acknowledges that he or she has received the Employer Statement (included on the following pages of this Appendix) translated into Danish, which is being provided to comply with the Danish Stock Option Act (the “Act”), as amended and with effect from January 1, 2019, to the extent the Act is applicable to this Award and the Grantee.

SPECIAL NOTICE FOR EMPLOYEES IN DENMARK

EMPLOYER STATEMENT

Pursuant to Section 3(1) of the Act on Stock Options in employment relations (the “Stock Option Act”), you are entitled to receive the following information regarding participation in the Galecto, Inc. 2020 Equity Incentive Plan as amended (the “Plan”) in a separate written statement.

This statement contains only the information mentioned in the Stock Option Act, while the other terms and conditions of your grant of restricted stock units to purchase shares of the common stock of Galecto, Inc. (the “Company”) are described in detail in the Plan and the Restricted Stock Unit Award Agreement for Non-U.S. Grantees, including the Appendix (the “Agreement”), which have been made available to you.

1.
Date of grant of unfunded right to receive stock upon satisfying certain conditions

The grant date of your restricted stock units is the date that the Board of Directors of the Company or a committee thereof (the “Committee”) approved a grant for you and determined it would be effective.

2.
Terms or conditions for grant of a right to future award of stock

The grant of restricted stock units will be at the sole discretion of the Board or the appropriate Committee. Employees of the Company and its subsidiaries are eligible to participate in the Plan. The Company may decide, in its sole discretion, not to make any grants of restricted stock units to you in the future. Under the terms of the Plan and the Agreement, you have no entitlement or claim to receive future restricted stock unit or other equity awards.

3.
Vesting Date or Period

Generally, your restricted stock units will vest over the course of a period of time, as provided in the Agreement. Your restricted stock units shall be converted into an equivalent number of shares of common stock of the Company upon vesting.

4.
Exercise Price

No exercise price is payable upon the vesting of your restricted stock units and the issuance of shares of the Company’s common stock to you in accordance with the vesting schedule described above.

5.
Your rights upon termination of employment

The treatment of your restricted stock units upon termination of employment will be determined in accordance with the termination provisions in the Agreement, pursuant to which your unvested restricted stock units will be cancelled and forfeited upon termination of employment with the Company group. In the event of a conflict between the terms of the Agreement and the summary here, the terms set forth in the Agreement will govern your restricted stock units.

6.
Financial aspects of participating in the Plan

The grant of restricted stock units has no immediate financial consequences for you. The value of the restricted stock units is not taken into account when calculating holiday allowances, pension contributions or other statutory consideration calculated on the basis of salary.

Shares of stock are financial instruments and investing in stocks will always have financial risk. The future value of Company shares is unknown and cannot be predicted with certainty.

Galecto, Inc.

ADDENDUM FOR DANISH EMPLOYEES

ARBEJDSGIVERERKLÆRING

I henhold til § 3, stk. 1, i lov om brug af køberet eller tegningsret m.v. i ansættelsesforhold (“Aktieoptionsloven”) er du berettiget til i en særskilt skriftlig erklæring at modtage følgende oplysninger om deltagelse i Galecto, Inc.’s incitamentsordning - 2020 Equity Incentive Plan (“Ordningen”).

Denne erklæring indeholder kun de oplysninger, der er nævnt i Aktieoptionsloven. De øvrige vilkår og betingelser for din tildeling af Restricted Stock Units til køb af ordinære aktier i Galecto, Inc. (“Selskabet”) er nærmere beskrevet i Ordningen og i Restricted Stock Unit Award Agreement For Non-U.S. Grantees ("Aftalen"), som du har modtaget.

1.
Tidspunkt for tildeling af den vederlagsfri ret til at modtage aktier mod opfyldelse af visse betingelser

Tidspunktet for tildelingen af dine Restricted Stock Units er den dato, hvor Selskabets Bestyrelse eller et bestyrelsesudvalg ("Udvalget") godkendte din tildeling og besluttede, at den skulle træde i kraft.

2.
Kriterier eller betingelser for tildeling af retten til senere at få tildelt aktier

Tildelingen af Restricted Stock Units sker efter bestyrelsens eller det relevante bestyrelsesudvalgs eget skøn. Medarbejdere i Selskabet og dets datterselskaber kan deltage i Planen. Selskabet kan frit vælge fremover ikke at tildele dig Restricted Stock Units. I henhold til bestemmelserne i Planen og Aftalen har du ikke nogen ret til eller noget krav på fremover at få tildelt Restricted Stock Units eller at få andre aktietildelinger.

3.
Modningstidspunkt eller -periode

Dine Restricted Stock Units modnes som udgangspunkt over et tidsrum som anført i Aftalen. På modningstidspunktet konverteres dine Restricted Stock Units til et tilsvarende antal ordinære aktier i Selskabet.

4.
Udnyttelseskurs

Der betales ingen udnyttelseskurs i forbindelse med modning af dine Restricted Stock Units, og Selskabets udstedelse af ordinære aktier til dig i overensstemmelse med den ovenfor beskrevne modningstidsplan.

5.
Din retsstilling i forbindelse med fratræden

Dine Restricted Stock Units vil i tilfælde af din fratræden blive behandlet i overensstemmelse med bestemmelserne vedrørende fratræden i Aftalen, ifølge hvilken dine ikke-modnede Restricted Stock Units bortfalder og fortabes ved ophør af dit ansættelsesforhold i koncernen. I tilfælde af uoverensstemmelse mellem vilkårene i Aftalen og ovennævnte sammenfatning er det vilkårene i Aftalen, der er gældende for dine Restricted Stock Units.

6.
Økonomiske aspekter ved at deltage i Planen

Tildelingen af Restricted Stock Units har ingen umiddelbare økonomiske konsekvenser for dig. Værdien af Restricted Stock Units indgår ikke i beregningen af feriepenge, pensionsbidrag eller andre lovpligtige, vederlagsafhængige ydelser.

Aktier er finansielle instrumenter, og investering i aktier vil altid være forbundet med en økonomisk risiko. Den fremtidige værdi af Selskabets aktier kendes ikke og kan ikke forudsiges med sikkerhed.

Galecto, Inc.

UNITED KINGDOM

Terms and Conditions

Restricted Stock Units Settled Only in Shares. Notwithstanding any discretion in the Plan or the RSU Agreement, Restricted Stock Units shall be settled only in shares of Stock. For the avoidance of doubt, under no circumstances will Restricted Stock Units be settled in cash.

Responsibility for Taxes. The following provisions supplement Paragraph 6 of the RSU Agreement:

Without limitation to Paragraph 6 of the RSU Agreement, the Grantee agrees that he or she is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items, as and when requested by the Company or the Service Recipient or by HM Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority). The Grantee also agrees to indemnify and keep indemnified the Company and the Service Recipient against any Tax‑Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on the Grantee’s behalf.

Notwithstanding the foregoing, if the Grantee is a director or executive officer (within the meaning of Section 13(k) of the Exchange Act), the Grantee understands that he or she may not be able to indemnify the Company for the amount of any Tax-Related Items not collected from or paid by the Grantee, in case the indemnification could be considered to be a loan. In such case, the amount of any uncollected income tax may constitute a benefit to the Grantee on which additional income tax and National Insurance contributions may be payable. The Grantee acknowledges that he or she will be responsible for reporting and paying any income tax due on this additional benefit directly to the HMRC under the self-assessment regime and for paying the Company or the Service Recipient, as applicable, for the value of any National Insurance contributions due on this additional benefit, which the Company or the Service Recipient also may collect by any of the means set forth in Paragraph 6 of the RSU Agreement.

Agreement for Transfer of Liability for Employer National Insurance Contributions. If the Grantee is an Employee and is tax resident in the United Kingdom, the grant of this Award is conditional upon the Grantee’s agreement to accept liability for any secondary Class 1 National Insurance contributions which may be payable by the Service Recipient in connection with any event giving rise to tax liability in relation to this Award (“Employer NICs”). By signing or otherwise accepting the Agreement, the Grantee hereby and irrevocably accepts liability for any Employer NICs which may be payable in relation to this Award. The Employer NICs may be collected by the Company or the Service Recipient using any of the methods described in Paragraph 6 of the RSU Agreement.

Without prejudice to the foregoing, the Grantee agrees to execute any consents or elections as may be required by the Company and/or the Service Recipient from time to time (or any successor to the Company and/or the Service Recipient) to accomplish the transfer of the Employer NICs to the Grantee.

If the Grantee does not accept liability for the Employer NICs or, if required to do so, fails to complete any consent or election to accomplish the transfer of the Employer NICs to the Grantee prior to vesting of the Restricted Stock Units, the unvested Restricted Stock Units shall become null and void and may not be settled, without any liability to the Company or its Subsidiaries, including the Service Recipient.